                                                                  EXHIBIT 10.1
                                                                EXECUTION COPY
                                                                       3/17/00

                                      FIFTH

                       AMENDED AND RESTATED LOAN AGREEMENT

                                      among

                                METROCALL, INC.,

                                 the "Borrower";

                  The Financial Institutions Signatory Hereto;

  TORONTO DOMINION (TEXAS), INC., as "Administrative Agent" for the Lenders

                           dated as of March 17, 2000

                                      with

  BANK OF AMERICA, N.A. (f/k/a NationsBank, N.A.), as "Documentation Agent";

             FIRST UNION NATIONAL BANK, as "Co-Documentation Agent";

                                       and

                   THE TORONTO-DOMINION BANK, as Issuing Bank;

           TD SECURITIES (USA) INC. and FIRST UNION SECURITIES, INC.,

                  as "Co-Lead Arrangers" and "Co-Book Managers"

                                       and

           FLEETBOSTON ROBERTSON STEPHENS INC., as "Syndication Agent"

                                    INDEX
                                    -----
                                                                                                                  Page
                                                                                                                  ----
ARTICLE 1                    Definitions ...................................................                       2
ARTICLE 2                    Credit Facilities .............................................                      23
            Section 2.1      Commitments ...................................................                      23
            Section 2.2      Manner of Borrowing and Disbursement ..........................                      23
            Section 2.3      Interest ......................................................                      26
            Section 2.4      Commitment and Letter of Credit Fees ..........................                      28
            Section 2.5      Mandatory Commitment Reductions ...............................                      29
            Section 2.6      Voluntary Commitment Reductions ...............................                      30
            Section 2.7      Prepayments and Repayments ....................................                      31
            Section 2.8      Notes; Loan Accounts ..........................................                      33
            Section 2.9      Manner of Payment .............................................                      34
            Section 2.10     Reimbursement .................................................                      35
            Section 2.11     Pro Rata Treatment ............................................                      35
            Section 2.12     Capital Adequacy ..............................................                      36
            Section 2.13     Bank Tax Forms ................................................                      36
            Section 2.14     Letters of Credit .............................................                      37
ARTICLE 3                    Conditions Precedent ..........................................                      42
            Section 3.1      Conditions Precedent to Effectiveness of Agreement ............                      42
            Section 3.2      Conditions Precedent to Each Advance ..........................                      44
            Section 3.3      Conditions Precedent to Issuance of Letters of Credit .........                      45
ARTICLE 4                    Representations and Warranties ................................                      46
            Section 4.1      Representations and Warranties ................................                      46
            Section 4.2      Survival of Representations and Warranties, etc ...............                      53
ARTICLE 5                    General Covenants .............................................                      53
            Section 5.1      Preservation of Existence and Similar Matters .................                      53
            Section 5.2      Business; Compliance with Applicable Law ......................                      54
            Section 5.3      Maintenance of Properties .....................................                      54
            Section 5.4      Accounting Methods and Financial Records ......................                      54
            Section 5.5      Insurance .....................................................                      54
            Section 5.6      Payment of Taxes and Claims ...................................                      54
            Section 5.7      Compliance with ERISA .........................................                      55
            Section 5.8      Visits and Inspections ........................................                      56
            Section 5.9      Payment of Indebtedness; Loans ................................                      57
            Section 5.10     Use of Proceeds ...............................................                      57
            Section 5.11     Indemnity .....................................................                      57
            Section 5.12     Interest Rate Hedging .........................................                      58
            Section 5.13     Covenants Regarding Formation of Subsidiaries and Acquisitions                       58
            Section 5.14     Payment of Wages ..............................................                      59
            Section 5.15     Further Assurances ............................................                      59
            Section 5.16     License Subs ..................................................                      60

ARTICLE 6                    Information Covenants .........................................                      60
            Section 6.1      Quarterly Financial Statements and Information ................                      60
            Section 6.2      Annual Financial Statements and Information ...................                      61
            Section 6.3      Performance Certificates ......................................                      61
            Section 6.4      Copies of Other Reports .......................................                      61
            Section 6.5      Notice of Litigation and Other Matters ........................                      62
ARTICLE 7                    Negative Covenants ............................................                      63
            Section 7.1      Indebtedness of the Borrower and its Subsidiaries .............                      63
            Section 7.2      Limitation on Liens ...........................................                      64
            Section 7.3      Amendment and Waiver ..........................................                      64
            Section 7.4      Liquidation, Merger, or Disposition of Assets .................                      65
            Section 7.5      Limitation on Guaranties ......................................                      66
            Section 7.6      Investments and Acquisitions ..................................                      66
            Section 7.7      Restricted Payments and Purchases .............................                      67
            Section 7.8      Senior Leverage Ratio .........................................                      68
            Section 7.9      Total Leverage Ratio ..........................................                      68
            Section 7.10     Annualized Operating Cash Flow to Pro Forma Debt Service Ratio                       69
            Section 7.11     Total Sources to Total Uses Ratio .............................                      69
            Section 7.12     Operating Cash Flow to Net Cash Interest Expense Ratio ........                      70
            Section 7.13     Affiliate Transactions ........................................                      70
            Section 7.14     Real Estate ...................................................                      71
            Section 7.15     ERISA Liabilities .............................................                      71
            Section 7.16     Unrestricted Subsidiaries .....................................                      71
            Section 7.17     No Limitation on Upstream Dividends by Subsidiaries ...........                      72
ARTICLE 8                    Default .......................................................                      72
            Section 8.1      Events of Default .............................................                      72
            Section 8.2      Remedies ......................................................                      75
            Section 8.3      Payments Subsequent to Declaration of Event of Default ........                      77
ARTICLE 9                    The Agents ....................................................                      78
            Section 9.1      Appointment and Authorization .................................                      78
            Section 9.2      Interest Holders ..............................................                      78
            Section 9.3      Consultation with Counsel .....................................                      78
            Section 9.4      Documents .....................................................                      78
            Section 9.5      Administrative Agent and Affiliates ...........................                      78
            Section 9.6      Responsibility of the Administrative Agent and the Issuing Bank                      79
            Section 9.7      Security Documents ............................................                      79
            Section 9.8      Action by the Administrative Agent and the Issuing Bank .......                      79
            Section 9.9      Notice of Default or Event of Default .........................                      80
            Section 9.10     Responsibility Disclaimed .....................................                      80
            Section 9.11     Indemnification ...............................................                      81
            Section 9.12     Credit Decision ...............................................                      811
            Section 9.13     Successor Administrative Agent ................................                      81
            Section 9.14     Delegation of Duties ..........................................                      82
            Section 9.15     Agents ........................................................                      82

                                      -ii-

ARTICLE 10                   Change in Circumstances Affecting Eurodollar Advances .........                      82
            Section 10.1     Eurodollar Basis Determination Inadequate or Unfair ...........                      82
            Section 10.2     Illegality ....................................................                      82
            Section 10.3     Increased Costs ...............................................                      83
            Section 10.4     Effect On Other Advances ......................................                      84
ARTICLE 11                   Miscellaneous .................................................                      85
            Section 11.1     Notices .......................................................                      85
            Section 11.2     Expenses ......................................................                      86
            Section 11.3     Waivers .......................................................                      87
            Section 11.4     Set-Off .......................................................                      87
            Section 11.5     Assignment ....................................................                      88
            Section 11.6     Accounting Principles .........................................                      90
            Section 11.7     Counterparts ..................................................                      90
            Section 11.8     Governing Law .................................................                      90
            Section 11.9     Severability ..................................................                      90
            Section 11.10    Interest ......................................................                      91
            Section 11.11    Table of Contents and Headings ................................                      91
            Section 11.12    Amendment and Waiver ..........................................                      91
            Section 11.13    Entire Agreement ..............................................                      92
            Section 11.14    Other Relationships ...........................................                      92
            Section 11.15    Directly or Indirectly ........................................                      92
            Section 11.16    Reliance on and Survival of Various Provisions ................                      92
            Section 11.17    Senior Debt ...................................................                      92
            Section 11.18    Obligations Several ...........................................                      92
ARTICLE 12                   Waiver of Jury Trial ..........................................                      92
            Section 12.1     Waiver of Jury Trial ..........................................                      92

                                   EXHIBITS

Exhibit  A       -   Form of Borrower's Pledge Agreement
Exhibit  B       -   Form of Borrower Security Agreement
Exhibit  C       -   Form of Certificate of Financial Condition
Exhibit  D-1     -   Form of Facility A Note
Exhibit  D-2     -   Form of Facility B Note
Exhibit  E       -   Form of Request for Advance
Exhibit  F       -   Form of Request for Issuance of Letter of Credit
Exhibit  G       -   Form of Trademark Security Agreement
Exhibit  H       -   Form of Use of Proceeds Letter
Exhibit  I       -   Form of Borrower's Loan Certificate
Exhibit  J       -   Form of Subsidiary Loan Certificate
Exhibit  K       -   Form of Subsidiary Security Agreement
Exhibit  L       -   Form of Subsidiary Guaranty
Exhibit  M       -   Form of Subsidiary Pledge Agreement
Exhibit  N       -   Form of Assignment and Assumption Agreement

                                  SCHEDULES


Schedule 1       -   Licenses
Schedule 2       -   Purchase Money Security Interests as of Agreement Date
Schedule 3       -   Commitment Ratios and Lender Notice Addresses
Schedule 4       -   Real Estate Partnerships
Schedule 5       -   Subsidiaries
Schedule 6       -   Exceptions to Representations and Warranties
Schedule 7       -   License Subs
Schedule 8       -   Litigation
Schedule 9       -   Agreements with Affiliates
Schedule 10      -   Indebtedness for Money Borrowed Outstanding After Agreement Date
Schedule 11      -   Amendments and Waivers to Charter and Subordinated Debt Documents
Schedule 12      -   Proposed Real Estate Acquisition

                  FIFTH AMENDED AND RESTATED LOAN AGREEMENT

      THIS FIFTH AMENDED AND RESTATED LOAN AGREEMENT made as of the 17th day of March, 2000, by and among METROCALL, INC., a Delaware corporation (the "Borrower"), the financial institutions party hereto as Lenders (together with any financial institution which subsequently becomes a Lender hereunder the "Lenders"), BANK OF AMERICA, N.A. (f/k/a NationsBank, N.A.), as Documentation Agent (the "Documentation Agent"), FIRST UNION NATIONAL BANK, as Co-Documentation Agent (the "Co-Documentation Agent") and TORONTO DOMINION (TEXAS), INC., as Administrative Agent for the Lenders (the "Administrative Agent").

                             W I T N E S S E T H:

      WHEREAS, the Borrower, the Administrative Agent and certain of the Lenders are all parties to that certain Fourth Amended and Restated Loan Agreement dated as of December 22, 1998 (the "Prior Loan Agreement"); and

      WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders consent to certain amendments to the Prior Loan Agreement, as more fully set forth in this Fifth Amended and Restated Loan Agreement; and

      WHEREAS, the Administrative Agent and the Lenders have agreed to amend and restate the Prior Loan Agreement in its entirety as set forth herein; and

      WHEREAS, the Borrower acknowledges and agrees that the Security Interest (as defined in the Prior Loan Agreement) granted to the Administrative Agent, for itself and on behalf of the Lenders pursuant to the Prior Loan Agreement and the Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and shall continue to secure the Obligations (as defined herein); and

      WHEREAS, the Borrower acknowledges and agrees that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (ii) the parties hereto intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; (iii) all Liens evidenced by the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as defined herein) are intended to restructure, restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and

      WHEREAS, the parties hereto intend that (i) the provisions of the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith, to the extent restructured, restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof and of the Loan Documents (as defined herein): and (ii) the Notes (as hereinafter defined) amend, renew, extend, modify, replace, are substituted for and supersede in their entirety, but do not extinguish the indebtedness arising under, the promissory notes issued pursuant to the Prior Loan Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows:


                                  ARTICLE 1

                                 Definitions

      For the purposes of this Agreement:

      "A+ Indenture" shall mean that certain Indenture dated as of October 24, 1995, as modified by First Supplemental Indenture dated as of November 14, 1996, and Second Supplemental Indenture dated as of November 15, 1996, between the Borrower (as successor to A+ Communications, Inc.) and IBJ Schroder Bank & Trust Company, with respect to the 11-7/8% Senior Subordinated Notes Due 2005 of the Borrower (as successor to A+ Network, Inc.).

      "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower or any of its Restricted Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Restricted Subsidiary in accordance with GAAP, or
(ii) any acquisition by the Borrower or any of its Restricted Subsidiaries of all or any substantial part of the assets of any other Person.

      "Administrative Agent" shall mean Toronto Dominion (Texas),
Inc., in its capacity as Administrative Agent for the Lenders or any successor Administrative Agent appointed pursuant to Section 9.13 of this Agreement.

      "Administrative Agent's Office" shall mean the office of the Administrative Agent located at 909 Fannin, Suite 900, Houston, Texas 77010, or such other office as may be designated pursuant to the provisions of Section
11.1 of this Agreement.

      "Advance" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "Advances" shall mean more than one Advance.

      "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agreement" shall mean this Fifth Amended and Restated Loan Agreement, together with all Exhibits and Schedules hereto.

      "Agreement Date" shall mean the date as of which this Agreement is dated.

      "Annualized Operating Cash Flow" shall mean, as of any date, the product of (a) Operating Cash Flow for the most recently completed fiscal quarter, times
(b) four (4).

      "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

      "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances and Eurodollar Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

      "Asset Disposition" shall mean any transfer, conveyance, sale, lease or other disposition by the Borrower or any of the Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Restricted Subsidiary to the Borrower or a wholly-owned Restricted Subsidiary of the Borrower or by the Borrower to a wholly-owned Restricted Subsidiary, and excluding the creation of a Lien) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary, (ii) substantially all of the assets of the Borrower or any of the Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of the Borrower or any of the Restricted Subsidiaries outside of the ordinary course of business, in any case where the consideration received by the Borrower or a Restricted Subsidiary or the fair market value of the assets subject to such disposition exceeds $1,000,000.

      "Authorized Signatory" shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

      "Available Facility A Commitment" shall mean, at any time, (a) the Facility A Commitment minus (b) the sum of (i) the aggregate amount of Facility A Loans then outstanding plus (ii) the aggregate amount of all Letter of Credit Obligations then outstanding.

      "Available Letter of Credit Commitment" shall mean, at any time, the lesser of (a) (i) $10,000,000, minus (ii) all Letter of Credit Obligations then outstanding, and (b) the Available Facility A Commitment.

      "Base Rate" shall mean, at any time, the higher of (a) the rate of interest adopted by The Toronto-Dominion Bank, New York Branch as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate" or "base rate," or (b) the Federal Funds Rate plus one-half of one percent (1/2%) per annum. The Base Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank, New York Branch.

      "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is Converted to a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000, and in an integral multiple of $500,000.

      "Base Rate Basis" shall mean a simple interest rate equal to the sum of
(i) the Base Rate and (ii) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be changed to reflect changes in the Applicable Margin.

      "Board of Directors" when used with reference to the Borrower, shall mean the Board of Directors of the Borrower, or the Executive Committee of the Board of Directors of the Borrower.

      "Borrower" shall mean Metrocall, Inc., a Delaware corporation.

      "Borrower's Pledge Agreements" shall mean, collectively, that certain Second Amended and Restated Borrower's Pledge Agreement dated as of even date herewith or any other similar agreement substantially in the form of Exhibit A attached hereto, pursuant to which the Borrower has pledged to the Administrative Agent, for itself and on behalf of the Lenders, all of the Borrower's Capital Stock ownership in any Restricted Subsidiaries existing on the Agreement Date or formed or acquired by the Borrower after the Agreement Date.

            "Borrower Security Agreements" shall mean, collectively, that certain Second Amended and Restated Borrower Security Agreement dated as of even date herewith between the Borrower and the Administrative Agent, or any other similar agreement substantially in the form of Exhibit B attached hereto.

      "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Houston, Texas, New York, New York and London, England, as relevant to the determination to be made or the action to be taken.

      "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase of assets of long-term use which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

      "Capital Stock" shall mean, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

      "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      "Cash Equivalents" shall mean investments in (i) certificates of deposit and other interest bearing deposits or accounts with U.S. commercial banks having, or whose parent corporation has, a combined capital and surplus of at least $300,000,000, which mature within one year from the date of investment,
(ii) obligations issued or unconditionally guaranteed by the U.S. government, or issued by an agency thereof and backed by the full faith and credit of the U.S. government, which obligations mature within one year from the date of investment, (iii) direct obligations issued by any U.S. state or political subdivision thereof, which mature within one year from the date of investment and have the highest rating obtainable from Standard & Poor's Corporation or Moody's Investors Service on the date of investment, or (iv) commercial paper which has the highest rating obtainable from Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor, or Moody's Investors Service, or any successor, on the date of investment.

      "CEO" shall mean the Chief Executive Officer of the Borrower on the Agreement Date.

      "Certificate of Financial Condition" shall mean a certificate, substantially in the form of Exhibit C attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

      "CFO" shall mean the Chief Financial Officer of the Borrower on the Agreement Date.

      "Change in Control Event" shall mean the occurrence of any of the following events or the existence of any of the following conditions:
(i) a person or entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of persons or entities shall have become the beneficial owner of a majority (by voting power or otherwise) of the securities of the Borrower ordinarily having the right to vote in the election of directors, (ii) during any consecutive three-year period commencing on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any directors who are members of such Board of Directors of the Borrower on the date hereof and any new directors whose election by such Board of Directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office, (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Borrower to any person or entity or group (as defined above in this definition) of persons or entities (other than any wholly owned Subsidiary of the Borrower), (iv) the merger or consolidation of the Borrower with or into another corporation or the merger of another corporation into the Borrower with the effect that immediately after such transaction any person or entity or group (as defined above in this definition) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors, (v) the adoption of a plan leading to the liquidation or dissolution of the Borrower,
(vi) the termination by the Borrower without cause (as defined in the respective officer's employment agreement) of any of the CEO, COO, or CFO, or two or more of any of the CEO, COO, or CFO cease to be employed by the Borrower (other than by reason of termination for cause, death or disability), or (vii) any "change of control" or "change of control event," however designated or denominated, shall have been deemed to have occurred under any agreement of the Borrower or any of its Subsidiaries having an aggregate economic value to such Person exceeding $5,000,000.

      "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985 and any amendments thereto.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Co-Documentation Agent" shall mean First Union National Bank.

      "Collateral" shall mean any property of any kind constituting collateral for the Obligations under any of the Loan Documents.

      "Commitment Ratio" shall mean, with respect to any Lender for any Commitment, the percentage equivalent of the ratio which such Lender's portion of such Commitment bears to the aggregate amount of such Commitment (as each may be adjusted from time to time as provided herein); and "Commitment Ratios" shall mean, with respect to any Commitment, the Commitment Ratios of all of the Lenders with respect to such Commitment. As of the

Agreement Date, the Commitment Ratios of the Lenders party to this Agreement are set forth on Schedule 3 hereto.

      "Commitments" shall mean, collectively, the Facility A Commitment and the Facility B Commitment.

      "Common Stock" shall mean, in respect of any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      "Common Stock Investment" shall mean the purchase of an aggregate of 23,411,613 shares of the Borrower's Common Stock at a price of $2.19 per share by HMTF I, PSINet, Inc., and Aether Systems, Inc., pursuant to and in accordance with those certain stock purchase agreements each dated as of February 2, 2000.

      "Communications Act" shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

      "Continue, " "Continuation" and "Continued" shall mean the continuation pursuant to Article 2 hereof of a Eurodollar Advance as a Eurodollar Advance from one Interest Period to a different Interest Period.

      "Convert, " "Conversion" and "Converted" shall mean a conversion pursuant to Article 2 hereof of a Eurodollar Advance into a Base Rate Advance or of a Base Rate Advance into a Eurodollar Advance, as applicable.

      "COO" shall mean the Chief Operating Officer of the Borrower on the Agreement Date.

      "Default" shall mean any Event of Default, and any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

      "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the Base Rate, plus (b) the Applicable Margin for Base Rate Advances, plus (c) two percent (2%).

      "Documentation Agent" shall mean Bank of America, N.A.
(f/k/a NationsBank, N.A.).

      "Employee Pension Plan" shall mean any Plan which (a) is maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate and (b) is subject to
Part 3 of Title I of ERISA.

      "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

      "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that is a member of any group of organizations (within the meaning of Code Sections 414(b), 414(c), 414(m), or 414(o)) of which the Borrower is a member.

      "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is Converted to or Continued as a Eurodollar Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $500,000.

      "Eurodollar Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, if any, stated as a decimal, plus
(b) the Applicable Margin. The Eurodollar Basis shall apply to Interest Periods of one (1), two (2), three (3), six (6), and twelve (12) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin as adjusted pursuant to Section 2.3(f) hereof. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage. The Borrower may not elect an Interest Period in excess of six (6) months unless the Administrative Agent has notified the Borrower that each of the Lenders has funds available to it for such Lender's portion of the proposed Advance which are not required for other purposes, and that such funds are available to each Lender at a rate (exclusive of reserves and other adjustments) at or below the Eurodollar Rate for such proposed Advance and Interest Period.

      "Eurodollar Rate" shall mean, for any Interest Period, the average of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to The Toronto-Dominion Bank, New York Branch in the Eurodollar market at approximately 11:00 a.m. (New York, New York time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Eurodollar Advance sought by the Borrower.

      "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

      "Event of Default" shall mean any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time has been satisfied.

      "Excess Cash Flow" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of the end of the second
(2nd) and fourth (4th) fiscal quarters of the Borrower based on the quarterly financial statements required to be provided under Section 6.1 hereof with respect to such relevant quarters, the remainder of (a) Operating Cash Flow for the two (2) most recently completed fiscal quarters, minus (b) the sum of the following: (i) Capital Expenditures made by such Persons during such fiscal quarters; (ii) income taxes estimated to be payable in cash by such Persons for such fiscal quarters; (iii) Net Cash Interest Expense incurred during such fiscal quarters; (iv) scheduled principal payments made in respect of Indebtedness for Money Borrowed paid by such Persons during such fiscal quarters (including imputed principal payments with respect to Capitalized Lease Obligations); and (v) Restricted Payments and Restricted Purchases made during such quarters.

      "Facility A Commitment" shall mean the several obligations of the Lenders to fund their respective portions of Loans to the Borrower in accordance with their respective Commitment Ratios in an aggregate amount of up to $150,000,000 pursuant to the terms hereof and as such obligations may be reduced from time to time pursuant to the terms hereof.

      "Facility A Loans" shall mean, collectively, the amounts advanced by the Lenders having Facility A Commitments to the Borrower under the Facility A Commitments, and evidenced by the Facility A Notes.

      "Facility A Notes" shall mean, collectively, those certain promissory notes in an aggregate original principal amount of $150,000,000, and issued to each of the Lenders by the Borrower with respect to the Facility A Commitment, each one substantially in the form of Exhibit D-1 attached hereto, any other promissory notes issued by the Borrower to evidence the Loans under the Facility A Commitment, and any extensions, renewals or amendments to, or replacements of, the foregoing.

      "Facility B Commitment" shall have the meaning ascribed thereto in the Prior Loan Agreement.

      "Facility B Loans" shall mean, collectively, the amounts advanced by the Lenders having Facility B Commitments to the Borrower under the Facility B Commitments, and evidenced by the Facility B Notes.

      "Facility B Notes" shall mean, collectively, those certain promissory notes in an aggregate original principal amount equal to the Facility B Commitment, and issued to each of the Lenders by the Borrower with respect to the Facility B Commitment, each one substantially in the form of Exhibit D-2 attached hereto, any other promissory notes issued by the Borrower to evidence the Loans under the Facility B Commitment, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

      "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

      "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

      "GAAP" shall mean, as in effect from time to time in the United States, generally accepted accounting principles, consistently applied.

      "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

      "HMTF I" shall mean HMTF Bridge MC I, LLC, an affiliate of Hicks, Muse, Tate & Furst, Incorporated, and its Affiliates to which it has assigned its rights to make the Common Stock Investment in the Borrower.

      "HMTF Option" shall mean the option held by HMTF I to purchase 8,333,333 shares of the Borrower's Common Stock at a price of $3.00 per share.

      "Inciscent" shall mean Inciscent, Inc., a Delaware corporation.

      "Inciscent Service Agreement" shall mean an agreement between the Borrower and Inciscent having terms no less favorable to the Borrower than those set forth in Exhibit C to the Inciscent Stock Purchase Agreement.

      "Inciscent Stock Purchase Agreement" shall mean that certain Series A Preferred Stock Purchase Agreement dated as of February 8, 2000, among Inciscent and the purchasers named therein.

      "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all items, except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, to the extent of the higher of the book value or fair market value of the property or asset securing such obligation (if less than the amount of such obligation), secured non-recourse obligations of such Person, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation) if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) to the extent not otherwise included, all obligations subject to Guaranties of such Person or its Subsidiaries, and (f) all obligations of such Person under Interest Rate Hedge Agreements.

      "Indebtedness for Money Borrowed" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

      "Indemnitee" shall have the meaning ascribed thereto in Section 5.11 hereof.

      "Interest Expense" shall mean, for any period, all cash interest paid (including imputed interest with respect to Capitalized Lease Obligations) with respect to any Indebtedness for Money Borrowed of the Borrower and the Restricted Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees paid in respect of such Indebtedness for Money Borrowed during such period (but specifically excluding fees paid during previous periods but amortized during such period in accordance with GAAP), and all cash dividend payments made in respect of any preferred stock or convertible preferred securities of the Borrower during such period all as calculated in accordance with GAAP (except as specifically provided herein).

      "Interest Period" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made or Converted to a Base Rate Advance and ending on the last day of the calendar quarter in which such Advance is made or Converted to a Base Rate Advance, provided, however, that if a Base Rate Advance is made or Converted on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement, provided, that any Base Rate Advance or any Eurodollar Advance prepaid pursuant to Section 2.7(a) below shall have an Interest Period ending on, and its Payment Date shall be, the date of prepayment.

      "Interest Rate Basis" shall mean the Base Rate Basis or the Eurodollar Basis, as appropriate.

      "Interest Rate Hedge Agreements" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar arrangements.

      "Issuing Bank" shall mean The Toronto-Dominion Bank, as issuer of the Letters of Credit, and its successors and assigns hereunder.

      "known to the Borrower" or "to the knowledge of the Borrower" shall mean known by or reasonably should have been known by the executive officers of the Borrower (which shall include, without limitation, the chairman/president, the chief executive officer, the chief financial officer, the chief operating officer, the treasurer, the secretary and any in-house general counsel).

      "Lenders" shall mean (i) those financial institutions whose names appear as "Lenders" on the signature pages to this Agreement, together with any assignees thereof pursuant to Section 11.5 hereof and (ii) the Issuing Bank, together with any successors assignees thereof; and "Lender" shall mean any one of the foregoing Lenders.

      "Letter of Credit Obligations" shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms thereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed, drawings on any Letters of Credit.

      "Letter of Credit Reserve Account" shall mean any account maintained by the Administrative Agent for the benefit of the Issuing Bank and the Lenders, the proceeds of which shall be applied as provided in Section 8.2(a) hereof.

      "Letters of Credit" shall mean Standby Letters of Credit issued by the Issuing Bank on behalf of the Borrower or any Restricted Subsidiaries in accordance with the terms hereof.

      "License Subs" shall mean the wholly-owned Restricted Subsidiaries of the Borrower formed to hold the Licenses.

      "Licenses" shall mean any radio, telephone, microwave, paging or other license, authorization, certificate of compliance or convenience, franchise, approval or permit, granted or issued by the FCC or any other governmental authority and held by the Borrower or any of the Restricted Subsidiaries, all of which are listed as of the Agreement Date on Schedule 1 hereto.

      "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

      "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, all subordination agreements entered into by creditors of the Borrower or any of the Restricted Subsidiaries with respect to Indebtedness for Money Borrowed of the Borrower or any of the Restricted Subsidiaries, all legal opinions or reliance letters issued by counsel to the Borrower or any of the Restricted Subsidiaries, all fee letters, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Letters of Credit, all Interest Rate Hedge Agreements between the Borrower or any Restricted Subsidiary, on the one hand, and the Administrative Agent and the Lenders, or any of them, on the other hand, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

      "Loans" shall mean, collectively, the Facility A Loans and the Facility B Loans.

      "Majority Lenders" shall mean Lenders the total of whose Commitment Ratios equals or exceeds fifty-one percent (51%) of the Commitment Ratios of all Lenders entitled to vote hereunder.

      "Materially Adverse Effect" shall mean (a) any material adverse effect upon the business, assets, liabilities, financial condition, results of operations, properties, or business prospects of the Borrower or any of the Restricted Subsidiaries, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement or any of the Notes, or upon the ability of the Borrower or any of its Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Lenders in and to the Loans or the rights of the Administrative Agent and the Lenders in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

      "Maturity Date" shall mean June 1, 2005, or such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the applicable Commitment to zero or otherwise).

      "Multiemployer Plan" shall mean a multiemployer pension plan as defined in
Section 3(37) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute subsequent to September 25, 1980.

      "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and the Restricted Subsidiaries to own, construct, maintain, and operate paging systems and to invest in other Persons who own, construct, maintain, and operate paging systems.

      "Net Available Asset Proceeds" from any Asset Disposition by any Person shall mean cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness for Money Borrowed or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness for Money Borrowed which is secured by the assets subject to such Asset Disposition in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by Applicable Law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures, if any, as a result of such Asset Disposition and (iv) a reasonable reserve for the after-tax costs of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Disposition.

      "Net Available Capital Proceeds" shall mean, with respect to any sale, issuance or other disposition of any Indebtedness or any Capital Stock of any Person by such Person, cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness for Money Borrowed or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of the aggregate amount of any reasonable and customary transaction costs incurred in connection therewith, including, without limitation, all fees and expenses of attorneys, accountants and other consultants, all underwriting or placement agent fees, and fees and expenses of any trustee, registrar or transfer agent.

      "Net Cash Interest Expense" shall mean for the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, Interest Expense, minus interest earned by the Borrower and the Restricted Subsidiaries on investments as determined in accordance with GAAP.

      "Net Income" shall mean, for the Borrower and the Restricted Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

      "Net Purchase Price" shall mean the aggregate fair market value of all cash or other property, of whatever nature, paid or transferred or to be paid or transferred by the Borrower or any of the Restricted Subsidiaries, directly or indirectly, in respect of any Acquisition, including, without limitation, fees and other transaction costs and all amounts paid in escrow or subject to any deferral or contingency, but excluding the fair market value of any Capital Stock of the Borrower issued as part of the purchase price for such Acquisition.

      "1995 Indenture" shall mean that certain Indenture dated as of September 27, 1995 between the Borrower and First Union National Bank of Virginia, as trustee with respect to the Borrower's 10-3/8% Senior Subordinated Notes due 2007.

      "1997 Indenture" shall mean that certain Indenture dated as of October 21, 1997 between the Borrower and First Union National Bank of Virginia, as trustee with respect to the Borrower's 9-3/4% Senior Subordinated Notes due 2007.

      "1998 Indenture" shall mean that certain Indenture dated as of December 22, 1998 between the Borrower and First Union National Bank, as trustee with respect to the Borrower's 11% Senior Subordinated Notes due 2008.

      "Notes" shall mean, collectively, the Facility A Notes and the Facility B Notes, any other promissory notes issued by the Borrower to evidence the Loans, and any extensions, renewals or amendments to, or replacements of, the foregoing.

      "Obligations" shall mean all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries, and any other obligors to the Lenders, the Administrative Agent or the Issuing Bank, or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or any of its Subsidiaries, whether or not such claim is allowed in such bankruptcy action and including Obligations to the Administrative Agent or any of the Lenders under any Interest Rate Hedge Agreements and the Letter of Credit Obligations) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

      "Office Building Acquisition Agreement" shall mean that certain Option and Purchase Agreement of Sale dated April 14, 1994 between Douglas Jemal and Joyce Jemal and the Borrower with respect to the acquisition by the Borrower for a purchase price not to exceed $2,900,000 of a 51% interest in the office complex located at 6910 Richmond Highway, Alexandria, Virginia 23306, as such agreement may be amended, modified or supplemented from time to time, together with all exhibits, schedules and appendices thereto, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

      "Office Building Acquisition Date" shall mean the date on which the Borrower acquires the Office Building Assets pursuant to the Office Building Acquisition Agreement.

      "Office Building Assets" shall mean the interest in the office complex located at 6910 Richmond Highway, Alexandria, Virginia 22306 to be acquired by the Borrower pursuant to the Office Building Acquisition Agreement.

      "Office Building Partnership" shall mean 6910 Richmond Highway Associates, a Virginia limited liability partnership, or any successor or other entity to which the Borrower contributes the Office Building Assets in accordance with
Section 8(g) of the Office Building Acquisition Agreement.

      "Operating Cash Flow" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for any fiscal quarter, the sum of (a) Net Income for such quarter (after eliminating any extraordinary gains and losses, including gains and losses from the sale of assets, other than sales of pagers and other products or services in the ordinary course of business, and any deferred tax benefits), plus (b) to the extent deducted in determining Net Income, the sum of the following for such period: (i) depreciation and amortization expense, (ii) Interest Expense plus the amount of fees paid in respect of Indebtedness for Money Borrowed during prior periods but amortized during such period in accordance with GAAP, (iii) tax expense, and (iv) other non-cash charges, all as determined in accordance with GAAP. For purposes of determining the Senior Leverage Ratio and the Total Leverage Ratio, Operating Cash Flow attributable to any Acquisition will be included in the foregoing calculation from the first day of the fiscal quarter during which such Acquisition occurs to the extent that the calculation of such Operating Cash Flow is based on audited financial statements of the Person acquired or whose assets are acquired by the Borrower or any of the Restricted Subsidiaries, as applicable, or other such financial statements which are satisfactory to the Administrative Agent and which are certified by the chief financial officer of the Borrower to be true, complete and correct and prepared in accordance with GAAP, provided that for purposes of calculating Operating Cash Flow attributable to an Acquisition, the Borrower may make pro forma adjustments acceptable to the Administrative Agent to reflect reductions in costs of the Acquisition effective at or near the time of the Acquisition.

      "Payment Date" shall mean the last day of any Interest Period.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Liens" shall mean, as applied to any Person:

            (a) Any Lien in favor of the Administrative Agent, any Lender or the Issuing Bank given to secure the Obligations;

            (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

            (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

            (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

            (e) Restrictions on the transfer of the Licenses or assets of such Person imposed by any of the Licenses as presently in effect or by the Communications Act and any regulations thereunder;

            (f) Easements, rights-of-way, and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

            (g) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted pursuant to Section 7.1(h) hereof and true leases of the Borrower or any of its Subsidiaries;

            (h) Purchase money security interests securing Indebtedness described on Schedule 2 attached hereto and other Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding; and

            (i) Liens securing other Indebtedness in an aggregate principal amount not to exceed $10,000,000, provided that such Liens do not attach to assets of such Person which constitute "margin stock," as that term is defined in Regulation U.

      "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

      "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.

      "Prior Loan Agreement" shall have the meaning ascribed to such term in the preamble to this Agreement.

      "Pro Forma Debt Service" shall mean with respect to the Borrower and the Restricted Subsidiaries, on a consolidated basis, with respect to the next succeeding complete twelve (12) month period following the calculation date, and after giving effect to any Interest Rate Hedge Agreements and Eurodollar Advances, the amount of all (i) scheduled payments of principal on Indebtedness for Money Borrowed for such period (including imputed principal payments with respect to Capitalized Lease Obligations), determined on the basis of the aggregate amount of Indebtedness for Money Borrowed outstanding as of the date of calculation and giving effect to any mandatory reductions in the Commitments and the operation of the other terms of this Agreement (or other instruments or agreements governing Indebtedness for Money Borrowed) during such next succeeding twelve (12) month period, (ii) cash interest payable (including imputed interest with respect to Capitalized Lease Obligations) with respect to Indebtedness for Money Borrowed of such Persons, (iii) fees payable under this Agreement and the other Loan Documents (but specifically excluding fees paid during previous periods but amortized during such period in accordance with
GAAP), and (iv) other payments (including fees) payable by such Persons during such period in respect of Indebtedness for Money Borrowed (other than voluntary prepayments under Section 2.7 hereof). For purposes of this definition, where interest payments for the twelve (12) month period immediately succeeding the calculation date are not fixed by way of Interest Rate Hedge Agreements, Eurodollar Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the Eurodollar Basis (as determined on the date of calculation and based on the then current adjustment under Section 2.3(f) hereof) for a Eurodollar Advance having an Interest Period of twelve (12) months; provided, however, that if such Eurodollar Basis cannot be determined in the reasonable opinion of the Administrative Agent, such interest shall be calculated using the Base Rate Basis as then in effect.

      "ProNet Indenture" shall mean that certain Indenture dated as of June 15, 1995 between the Borrower (as successor to ProNet Inc.) and The Bank of New York, Inc. (as successor to First Interstate Bank of Texas, N.A.), as trustee as amended prior to the Agreement Date.

      "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Reportable Event" shall mean, with respect to any Employee Pension Plan, an event described in Section 4043(b) of ERISA.

      "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance, Continuation or Conversion hereunder, which shall be in substantially the form of Exhibit E attached hereto, and shall, among other things, (i) specify the Commitment under which such Advance, Continuation or Conversion is to be made, the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance (Eurodollar or Base Rate), and, with respect to Eurodollar Advances, the Interest Period selected by the Borrower, (ii) state that there shall not exist a Default as of the date of such Advance, Continuation or Conversion and after giving effect thereto, and (iii) provide calculations demonstrating compliance with Sections 7.8, 7.9, 7.10, 7.11 and
7.12 hereof, after giving effect to the proposed Advance, and the Applicable Margin related thereto.

      "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit F attached hereto and shall, among other things, specify (a) the stated amount of the Letter of Credit, (b) the effective date for the issuance of the Letter of Credit (which shall be a Business Day),
(c) the date on which the Letter of Credit is to expire (which shall be a Business Day), (d) the Person for whose benefit such Letter of Credit is to be issued, (e) that the requirements of Section 3.3 hereof have been satisfied, and
(f) other relevant terms of such Letter of Credit.

      "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Restricted Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Subsidiaries (other than dividends payable solely in the Capital Stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Restricted Subsidiary of the Borrower) on account of any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Subsidiaries; (b) any payment of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of Subordinated Debt; and (c) any management, consulting or similar fees, or any interest thereon, payable by the Borrower or any of its Subsidiaries to any Affiliate.

      "Restricted Purchase" shall mean any payment (including, without limitation, any sinking fund payment, prepayment or installment payment) on account of the purchase, redemption, defeasance or other acquisition or retirement of any general or limited partnership interest in, or shares of Capital Stock of or other securities or Subordinated Debt of the Borrower or any of the

Borrower's Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or of any of the Borrower's Subsidiaries or any loan, advance, release or forgiveness of Indebtedness by the Borrower or any of its Subsidiaries to any partner, shareholder or Affiliate of any such Person.

      "Restricted Subsidiary" shall mean each Subsidiary of the Borrower which is not an Unrestricted Subsidiary.

      "Security Documents" shall mean the Borrower's Pledge Agreements, the Borrower Security Agreements, the Subsidiary Guaranties, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Trademark Security Agreements, any other agreement or instrument providing Collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of itself and the Lenders, with Collateral for the Obligations.

      "Security Interest" shall mean all Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

      "Senior Debt" shall mean Total Debt minus Subordinated Debt which is ermitted to be outstanding in accordance with the terms of Section 7.1 hereof.

      "Senior Leverage Ratio" shall mean, as of any date, the ratio of (a) the Senior Debt on such date to (b) Annualized Operating Cash Flow as of the end of the fiscal quarter being tested or the most recently completed fiscal quarter for which financial statements are required to have been delivered to the Lenders pursuant to Section 6.1 or 6.2 hereof, as applicable.

      "Standby Letter of Credit" shall mean a letter of credit issued to support obligations of the Borrower or its Restricted Subsidiaries incurred in the ordinary course of business.

      "Subordinated Debt" shall mean the Indebtedness for Money Borrowed of the Borrower issued pursuant to the 1995 Indenture, the A+ Indenture, the 1997 Indenture, the ProNet Indenture, the 1998 Indenture and any other Indebtedness for Money Borrowed of the Borrower or any of the Restricted Subsidiaries which is expressly subordinated to the payment of the Obligations.

      "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such

Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, except that (i) Inciscent shall not constitute a Subsidiary of the Borrower and (ii) other than Beacon Peak Associates, the partnerships set forth on Schedule 4 attached hereto shall not constitute Subsidiaries of the Borrower. Beacon Peak Associates shall constitute Subsidiaries of the Borrower but shall be subject to the provisions set forth in the first footnote to Schedule 5 attached hereto. The Subsidiaries of the Borrower as of the Agreement Date are set forth on Schedule 5 attached hereto.

      "Subsidiary Guaranties" shall mean, collectively, that certain Second Amended and Restated Master Subsidiary Guaranty dated as of even date herewith in favor of the Administrative Agent and the Lenders given by each Restricted Subsidiary of the Borrower, and shall include any similar agreements substantially in the form of Exhibit L attached hereto.

      "Subsidiary Pledge Agreements" shall mean those certain Subsidiary Pledge Agreements between each Restricted Subsidiary of the Borrower having one or more of its own Subsidiaries, on the one hand, and the Administrative Agent, on the other hand, and shall include that certain Amended and Restated Master Subsidiary Pledge Agreement dated as of even date herewith, and any similar agreements substantially in the form of Exhibit M attached hereto.

      "Subsidiary Security Agreements" shall mean, collectively, that certain Second Amended and Restated Master Subsidiary Security Agreement dated as of even date herewith among each of the Restricted Subsidiaries and the Administrative Agent, and shall include any similar agreements substantially in the form of Exhibit K attached hereto.

      "Syndication Agent" shall mean FleetBoston Robertson Stephens Inc.

      "Total Debt" shall mean with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of any date, determined in accordance with GAAP, the difference between (a) the aggregate amount of Indebtedness for Money Borrowed, minus (b) the aggregate amount of cash or Cash Equivalents then held by the Borrower and the Restricted Subsidiaries.

      "Total Leverage Ratio" shall mean, as of any date, the ratio of (a) Total Debt on such date to (b) Annualized Operating Cash Flow as of the end of the fiscal quarter being tested or the most recently completed fiscal quarter for which financial statements are required to have been delivered to the Lenders pursuant to Section 6.1 or 6.2 hereof, as applicable.

      "Total Sources" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal quarter, the sum of (a) Operating Cash Flow; (b) the Net Available Capital Proceeds from the issuance of Capital Stock by the Borrower during such period; (c) the amount of any Net Available Asset Proceeds from any Asset Dispositions during such period; (d) the amount, if greater than or equal to zero, by which Indebtedness for Money Borrowed outstanding as at the end of such period exceeds the amount of Indebtedness for Money Borrowed outstanding as at the end of the preceding such period; (e) the aggregate amount of additional Advances the Borrower would then be permitted to borrow under the Commitments and remain in compliance with Sections 7.8, 7.9 and 7.10 hereof; and (f) cash and Cash Equivalents on hand as of the beginning of such period.

      "Total Uses" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal quarter, the sum of (a) the amount, if greater than or equal to zero, by which Indebtedness for Money Borrowed outstanding as at the end of the preceding such period exceeds the amount of Indebtedness for Money Borrowed outstanding as at the end of such period; (b) the amount of Net Cash Interest Expense for such period; (c) the amount of Capital Expenditures made during such period; (d) cash taxes paid during such period; (e) the Net Purchase Price of any Acquisitions made during such period; and (f) the amount of any Restricted Payments and Restricted Purchases made during such period.

      "Trademark Security Agreements" shall mean, collectively, that certain Second Amended and Restated Borrower Trademark Security Agreement dated as of even date herewith, and that certain Amended and Restated Trademark Security Agreement for Contact Communications, Inc. dated as of even date herewith, and any other similar agreement substantially in the form of Exhibit G attached hereto.

      "Transponder Lease Agreement" shall mean any agreement by and between the Borrower or any of the Restricted Subsidiaries and any other Person for the license, lease or other agreement to use telecommunications satellites in the operation of the business of the Borrower or such Subsidiaries and any other agreement related thereto.

      "Unrestricted Subsidiary" shall mean such other Subsidiaries of the Borrower as have been designated as "Unrestricted Subsidiaries" by the Borrower with the prior written consent of the Majority Lenders.

      "Use of Proceeds Letters" shall mean those certain Use of Proceeds Letters, substantially in the form of Exhibit H attached hereto, to be delivered to the Administrative Agent and the Lenders on the date of any Advance hereunder.

      Each definition of an agreement in this Article 1 shall include such agreement as modified, amended or supplemented from time to time in accordance herewith.

                                  ARTICLE 2

                              Credit Facilities

      Section 2.1 Commitments

            (a) Facility A Commitment. The Lenders agree, severally, in accordance with their respective Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, prior to the Maturity Date, an amount not to exceed at any one time outstanding, in the aggregate, the Facility A Commitment. The Borrower hereby acknowledges that all "Obligations" in respect of "Advances" outstanding on the Agreement Date under the "Facility A Commitment" (as such terms are defined in the Prior Loan Agreement) shall be deemed to have been made to the Borrower as Advances under the Facility A Commitment hereunder and shall constitute a portion of the Obligations. Subject to the terms and conditions hereof, the Borrower may (a) Convert a Base Rate Advance into a Eurodollar Advance or a Eurodollar Advance into a Base Rate Advance or (ii) Continue a Eurodollar Advance as a Eurodollar Advance.

            (b) Facility B Commitment. The Lenders who issued a "Facility B Commitment" under, and as defined in, the Prior Loan Agreement, have previously lent to the Borrower the amount in the aggregate of $50,000,000 of which $50,000,000 is outstanding on the Agreement Date. The Borrower hereby acknowledges that all "Obligations" in respect of "Advances" outstanding on the Agreement Date under the "Facility B Commitment " (as such terms are defined in the Prior Loan Agreement) shall be deemed to have been made to the Borrower as Advances under the Facility B Commitment hereunder and shall constitute a portion of the Obligations. Subject to the terms and conditions hereof, the Borrower may from time to time (i) Convert a Base Rate Advance into a Eurodollar Advance or a Eurodollar Advance into a Base Rate Advance or (ii) Continue a Eurodollar Advance as a Eurodollar Advance; provided, however, that there shall be no increase in the principal amount of the Facility B Loans outstanding on the Agreement Date.

            (c) The Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower (for itself and on behalf of its Restricted Subsidiaries) pursuant to Section 2.14 hereof in an aggregate amount not to exceed the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof.

      Section 2.2 Manner of Borrowing and Disbursement.

            (a) Choice of Interest Rate, Etc. Any Advance shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance; provided, however, that at such time as there shall have occurred and be continuing a Default hereunder, the Borrower shall not have the right to receive or Continue a Eurodollar Advance or to Convert a Base Rate Advance to a Eurodollar Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York, New York time) in order for such Business Day to count toward the minimum number of Business Days required.

            (b)   Base Rate Advances.

                  (i) Advances. The Borrower shall give the Administrative Agent irrevocable prior written notice prior to 11:00 a.m. (New York, New York time) on the date of any requested Base Rate Advance in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                  (ii) Conversions. The Borrower may, without regard to the applicable Payment Date and upon at least three (3) Business Days' irrevocable prior telephonic notice followed by a Request for Advance, Convert all or a portion of the principal of a Base Rate Advance to a Eurodollar Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so Converted. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

            (c)   Eurodollar Advances.

                  (i) Advances. Upon request, the Administrative Agent, whose determination shall be conclusive, shall determine the available Eurodollar Bases and shall notify the Borrower of such Eurodollar Bases. The Borrower shall give the Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                  (ii) Conversions and Continuations. At least three (3) Business Days prior to the Payment Date for each Eurodollar Advance, the Borrower shall give the Administrative Agent telephonic notice followed by written notice specifying whether all or a portion of such Eurodollar Advance (A) is to be Continued in whole or in part as one or more Eurodollar Advances, (B) is to be Converted in whole or in part to a Base Rate Advance, or (C) is to be repaid. The failure to give such notice shall preclude the Borrower from Continuing such Advance as a Eurodollar Advance on its Payment Date and shall be considered a request to Convert such Advance to a Base Rate Advance.

      Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so Continued, Converted or repaid, as applicable.

            (d) Notification of Lenders. Upon receipt of a Request for Advance, or a notice of a Conversion or Continuation from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 12:00 noon (New York, New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

            (e)   Disbursement.

                  (i) Prior to 2:00 p.m. (New York, New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (a) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (b) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                  (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (New York, New York time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                  (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                  (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Section
      3.2 hereof, a Lender for any reason fails or refuses to fund its portion of such Advance, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's portion of the Loans shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, or (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its portion of the Loans.

      Section 2.3 Interest.

            (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

            (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date.

            (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

            (d) Interest Upon Default. Immediately upon the occurrence of an Event of Default hereunder, the outstanding Obligations (to the extent permitted by Applicable Law) shall bear interest at the Default Rate. Such interest shall be payable on demand by the Majority Lenders and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Majority Lenders (or, if applicable to the underlying Event of Default, all of the Lenders) to rescind the charging of interest at the Default Rate, or
(iii) payment in full of the Obligations.

            (e) Eurodollar Rate Contracts. At no time may the number of outstanding Eurodollar Advances exceed eight (8).

            (f) Applicable Margin. The Applicable Margin shall be determined by the Administrative Agent with respect to any Advance based upon the Total Leverage Ratio as of the end of the fiscal quarter most recently ended, effective as of the fifth (5th) Business Day after the financial statements referred to in Section 6.1 or 6.2 hereof, as the case may be, are furnished to the Administrative Agent and each Lender for such fiscal quarter, as follows:


            Total                                            Base Rate Advance     Eurodollar Advance
       Leverage Ratio                                       Applicable Margin      Applicable Margin
       --------------                                       -----------------      -----------------
A.    Greater than 5.50:1                                        1.875%                 3.000%
B.    Greater than 5.00:1, but less than or equal to 5.50:1      1.750%                 2.875%
C.    Greater than 4.50:1, but less than or equal to 5.00:1      1.625%                 2.750%
D.    Greater than 4.00:1, but less than or equal to 4.50:1      1.500%                 2.625%
E.    Greater than 3.50:1, but less than or equal to 4.00:1       1.25%                 2.375%
F.    Greater than 3.00:1, but less than or equal to 3.50:1      0.875%                 2.000%
G.    Less than or equal to 3.00:1                               0.625%                 1.750%



             Notwithstanding the foregoing, if the Borrower shall fail timely to deliver the Administrative Agent the financial statements required for the calculation of the Total Leverage Ratio for any fiscal quarter, then commencing with the fifth (5th) Business Day after the date such financial statements were due and continuing through the fifth (5th) Business Day following the date of delivery thereof, the Total Leverage Ratio for such period shall be conclusively presumed to be, and the Applicable Margin shall be calculated based upon, the Total Leverage Ratio which is one level greater than the Total Leverage Ratio in effect for the immediately preceding fiscal quarter for which financial statements were delivered or were due to be delivered, provided that such Total Leverage Ratio for any such period shall be recalculated upon delivery to the Administrative Agent of the delinquent financial statements and an appropriate adjustment shall be made by the Administrative Agent to the Applicable Margin, based upon the Total Leverage Ratio reflected in the delinquent financial statements, retroactive to the first day for which the presumed Total Leverage Ratio was applied.

      Section 2.4 Commitment and Letter of Credit Fees.

            (a)   Commitment Fee.

                  (i) The Borrower agrees to pay each of the Lenders, in accordance with their respective Commitment Ratios, a commitment fee for each day from the Agreement Date through the Maturity Date based on the aggregate outstanding balance of the Facility A Commitment and equal to the Commitment Fee Percentage as determined below multiplied by the aggregate unborrowed balance of the Facility A Commitment:

         Aggregate Outstanding                    Then the Commitment Fee
   Balance of Facility A Commitment is:       Percentage (per annum) shall be:
   ------------------------------------       --------------------------------
A. less than 50% of aggregate Facility A                    0.750%
   Commitment
B. greater than or equal to 50% of aggregate                0.500%
   Facility A Commitment but less than 75%
   of aggregate Facility A Commitment
C. greater than or equal to 75% of aggregate                0.375%
   Facility A Commitment



                  (ii) Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, and shall be fully earned when due and non-refundable when paid. A final payment of all commitment fees then payable shall also be due and payable on the Maturity Date.

            (b)   Letter of Credit Fees.

                  (i) The Borrower shall pay to the Issuing Bank a fee on the undrawn face amount of any outstanding Letters of Credit from the date of issuance through the expiration date of each such Letter of Credit at a rate of one-eighth of one percent (0.125%) per annum, which fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, and shall be payable quarterly in arrears on the last day of each calendar quarter (and on the Maturity Date) commencing on March 31, 2000 and shall be fully earned when due and non-refundable when paid.

                  (ii) The Borrower shall also pay to the Administrative Agent on behalf of the Lenders in accordance with their respective Commitment Ratios under the Facility A Commitment, a fee on the undrawn face amount of any outstanding Letters of Credit for each day from the date of issuance thereof through the expiration date for each such Letter of Credit at a rate per annum equal to the Applicable Margin for Eurodollar Advances under the Facility A Commitment. Such Letter of Credit Fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears for each quarter on the last day of each calendar quarter (and on the Maturity Date) commencing on March 31, 2000. The Letter of Credit Fee set forth in this Section 2.4(b)(ii) shall be subject to increase and decrease on the dates and in the amounts set forth in Section 2.3(f) hereof in the same manner as the adjustment of the Applicable Margin with respect to Eurodollar Advances upon satisfaction of the requirements set forth in Section 2.3(f) hereof.

      Section 2.5 Mandatory Commitment Reductions.

            (a) Scheduled Reductions in Facility A Commitment. Commencing March 31, 2002 and at the end of each calendar quarter thereafter, the Facility A Commitment shall be automatically and permanently reduced by an amount equal to the percentage of the Facility A Commitment as in effect on the Agreement Date, as set forth below:

                                                                  Amount of
      Dates of Facility A Commitment Reductions                Each Reduction
      -----------------------------------------                --------------

      March 31, 2002, June 30, 2002,
      September 30, 2002 and December 31, 2002                    6.250%

      March 31, 2003, June 30, 2003,
      September 30, 2003 and December 31, 2003                    6.250%

      March 31, 2004, June 30, 2004,
      September 30, 2004 and December 31, 2004                    6.250%

      March 31, 2005                                              6.250%

      Maturity Date                                              18.750%

            (b) Reduction from Excess Cash Flow. The Facility A Commitment shall be automatically and permanently reduced by the amount required under Section 2.7(b)(v) hereof; provided, however, that if there are no Loans outstanding under the Facility B Commitment, then the Facility A Commitment shall be reduced by an amount equal to Excess Cash Flow.

Reductions to the Facility A Commitment under this Section 2.5(b) shall be applied to the reductions set forth in Section 2.5(a) hereof pro rata across the reductions set forth therein.

            (c) Reduction from Permitted Asset Sales. The Facility A Commitment shall be automatically and permanently reduced by the amount required under
Section 2.7(b)(iv) hereof; provided, however, that if there are no Loans outstanding under the Facility B Commitment, the Facility A Commitment shall be reduced by an amount equal to the Available Net Proceeds. Reductions to the Facility A Commitment under this Section 2.5(c) shall be applied to the reductions set forth in Section 2.5(a) hereof pro rata across the reductions set forth therein.

            (d) Reduction from Equity Issuance. The Facility A Commitment shall be automatically and permanently reduced by the amount required under Section 2.7(b)(iii) hereof; provided, however, that if there are no Loans outstanding under the Facility B Commitment, the Facility A Commitment shall be reduced by the total amount required under Section 2.7(b)(iii) hereof. Reductions to the Facility A Commitment under this Section 2.5(d) shall be applied to the reductions set forth in Section 2.5(a) hereof pro rata across the reductions set forth therein.

            (e) Reduction from Subordinated Debt Issuance. The Facility A Commitment shall be automatically and permanently reduced by the amount required under Section 2.7(b)(vi) hereof; provided, however, that if there are no Loans outstanding under the Facility B Commitment, the Facility A Commitment shall be reduced by the total amount required under Section 2.7(b)(vi) hereof. Reductions to the Facility A Commitment under this Section 2.5(e) shall be applied to the reductions set forth in Section 2.5(a) hereof pro rata across the reductions set forth therein.

The Borrower shall make a repayment of the Loans outstanding under the applicable Commitment, together with accrued interest thereon, on or before the effective date of each reduction in such Commitment under this Section 2.5, such that the aggregate principal amount of the Loans outstanding under such Commitment at no time exceeds such Commitment as so reduced. Any remaining unpaid principal and interest under the Commitments shall be due and payable in full on the Maturity Date, and the Commitments shall thereupon terminate to the extent not previously terminated.

      Section 2.6 Voluntary Commitment Reductions. The Borrower shall have the right, at any time and from time to time after the Agreement Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Facility A Commitment on the basis of the respective Commitment Ratios of the Lenders applicable to the Facility A Commitment; provided, however, that any such partial reduction shall be made in an amount not less than $5,000,000 and in integral multiples of $1,000,000. As of the date of cancellation or reduction set forth in such notice, the Facility A Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Lenders the amount necessary to reduce the principal amount of the Loans then outstanding under Facility A Commitment to not more than the amount of Facility A Commitment as so reduced, together with accrued interest on the amount so prepaid and commitment fees accrued through the date of the reduction with respect to the amount reduced.

      Section 2.7 Prepayments and Repayments.

            (a) Prepayment. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without penalty and without regard to the Payment Date for such Advance. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on the earlier of demand by the applicable Lender or the Maturity Date, for any loss or out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof. Any prepayment hereunder shall be in amounts of not less than $1,000,000 and in integral multiples thereof. Amounts prepaid pursuant to this Section may be reborrowed, subject to the terms and conditions hereof. Prepayments of Advances under the Facility B Commitment shall be applied to amounts outstanding thereunder in inverse order of maturity. Amounts prepaid under the Facility A Commitment pursuant to this Section may be reborrowed, subject to the terms and conditions hereof.

            (b)   Repayments.

                (i) Loans and Letter of Credit Obligations in Excess of Commitments. If, at any time, the amount of (A) the Loans then outstanding under any Commitment shall exceed the applicable Commitment or (B) the aggregate amount of the Facility A Loans and the Letter of Credit Obligations exceeds the Facility A Commitment, the Borrower shall, on such date and subject to Section 2.10 hereof, make a repayment of the principal amount of the Loans or, if there are no such Loans outstanding, establish, if applicable, a Letter of Credit Reserve Account, in each case, in an amount equal to such excess, together with any accrued interest and fees with respect thereto.

               (ii) Scheduled Repayments under Facility B Commitment. Commencing March 31, 2002, the principal balance then outstanding under the Facility B Commitment shall be amortized in quarterly installments equal to the percentage of the principal balance outstanding under the Facility B Commitment on March 30, 2002 on the dates set forth below:

          Repayment Dates                                  Percentage
          ---------------                                  ----------

   March 31, 2002, June 30, 2002,
   September 30, 2002 and December 31, 2002                  6.250%

   March 31, 2003, June 30, 2003,
   September 30, 2003 and December 31, 2003                  6.250%

   March 31, 2004, June 30, 2004,
   September 30, 2004 and December 31, 2004                  6.250%

   March 31, 2005                                            6.250%

   Maturity Date                                             18.750%

              (iii) Equity Proceeds. The Borrower shall repay Loans outstanding under the Facility B Commitment and permanently reduce the Facility A Commitment, with 50% of the Net Available Capital Proceeds of any equity issued by the Borrower on or after the Agreement Date; provided, however, so long as the Borrower provides to the Administrative Agent and the Lenders calculations, in form and substance satisfactory to the Administrative Agent, specifically demonstrating (1) the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.11 and 7.12, in form and substance satisfactory to the Administrative Agent, both before and after giving effect thereto and (2) that the Total Leverage Ratio is less than or equal to 4.50:1.00, both before and after giving effect thereto, then none of such Net Available Capital Proceeds shall be required to be applied as set forth above; provided further, however, that none of the Net Available Capital Proceeds generated from the Common Stock Investment or the exercise of the HMTF Option by HMTF I shall be required to be applied as set forth herein. All such proceeds shall be applied pro rata between the Commitments. Repayments of Loans under the Facility B Commitment shall be applied to the repayment schedule set forth in Section 2.7(b)(ii) in inverse order of maturity. Reductions to the Facility A Commitment shall be applied as set forth in Section 2.5 hereof.

               (iv) Asset Sale Proceeds. The Borrower shall repay the Loans outstanding under the Facility B Commitment and permanently reduce the Facility A Commitment as set forth in Section 7.4(a) hereof, with the Available Net Proceeds from any Asset Disposition not reinvested in accordance with Section 7.4(a). All such proceeds shall be applied pro rata between the Commitments. Repayments of Loans under the Facility B Commitment shall be applied to the repayment schedule set forth in Section 2.7(b)(ii) in inverse order of maturity. Reductions to the Facility A Commitment shall be applied as set forth in Section 2.5 hereof.

                (v) Excess Cash Flow. Commencing on March 31, 2002 and on each March 31st and September 30th occurring thereafter during the term of this Agreement, the Borrower shall repay Loans outstanding under the Facility B Commitment and permanently reduce the Facility A Commitment by an amount equal to fifty percent (50%) of Excess Cash Flow determined for the two (2) consecutive fiscal quarters then ended. All such proceeds shall be applied pro rata between the Commitments. Repayments of Loans under the Facility B Commitment shall be applied to the repayment schedule set forth in Section 2.7(b)(ii) in inverse order of maturity. Reductions to the Facility A Commitment shall be applied as set forth in Section 2.5 hereof

               (vi) Subordinated Debt Proceeds. The Borrower shall repay Loans outstanding under the Facility B Commitment and permanently reduce the Facility A Commitment pro rata, in an amount equal to the Net Available Capital Proceeds of any Subordinated Debt issued by the Borrower on or after the Agreement Date, immediately upon the issuance thereof; provided, however, that so long as the Borrower provides to the Administrative Agent and the Lenders calculations, in form and substance satisfactory to the Administrative Agent, specifically demonstrating (A) the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.11 and 7.12, in form and substance satisfactory to the Administrative Agent, both before and after giving effect thereto and (B) that the Total Leverage Ratio is less than or equal to 5.0:1, both before and after giving effect thereto, then only 50% of such proceeds shall be required to be applied as set forth above. All such proceeds shall be applied pro rata between the Commitments. Repayments of Loans under the Facility B Commitment shall be applied to the repayment schedule set forth in Section 2.7(b)(ii) in inverse order of maturity. Reductions to the Facility A Commitment shall be applied as set forth in Section 2.5 hereof.

            (vii) Maturity Date. In addition to the foregoing, a final payment of all Obligations then outstanding shall be due and payable on the Maturity Date.

      Section 2.8 Notes; Loan Accounts.

            (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. One Facility A Note and one Facility B Note shall be payable to the order of each Lender for such Commitment, in accordance with such Lender's respective Commitment Ratio for the applicable Commitment. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by one or more Authorized Signatories.

            (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any

Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

      Section 2.9       Manner of Payment.

            (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York, New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (New York, New York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. (New York, New York time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.9, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

            (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever and free and clear of all taxes, levies and withholding. If the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to the Administrative Agent or any Lender hereunder, under any Note or under any other Loan Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(b)), the Administrative Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower shall provide the Administrative Agent or such Lender, as applicable, with evidence satisfactory to the Administrative Agent or such Lender, as applicable, that such deducted amounts have been paid to the relevant taxing authority.

            (c) Prior to the declaration of an Event of Default under Section
8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the respective Commitment Ratios of the Lenders for the applicable Commitment: (i) to the payment of any fees or expenses then due and payable to the Administrative Agent, the Lenders and the Issuing Bank, or any of them; (ii) to the payment of interest then due and payable on the Loans; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Administrative Agent, the Lenders and the Issuing Bank, or any of them, hereunder or under the Notes or any other Loan Document; (iv) to the payment of principal then due and payable on the Loans made under the Facility B Commitment; and (v) to the payment of principal then due and payable on the Loans made under the Facility A Commitment.

            (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

      Section 2.10 Reimbursement.

            (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow, Continue or Convert any Eurodollar Advance after having given notice of its intention to borrow, Continue or Convert such Advance in accordance with Section
2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) prepayment (or failure to prepay after giving notice thereof) of any Eurodollar Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses other than any lost margin on the Loans. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be conclusively correct absent manifest error.

            (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable as a result of acceleration of the Obligations.

      Section 2.11 Pro Rata Treatment.

            (a) Advances. Each Advance from the Lenders under any Commitment shall be made pro rata on the basis of the respective Commitment Ratios of the Lenders applicable to the particular Commitment.

            (b) Payments. Except as provided in Section 2.2(e) and Article 10 hereof, each payment and prepayment of principal of the Loans and each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the Notes immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      Section 2.12 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's or any Lender's holding company's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitments to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon the earlier of demand by such Lender or the Maturity Date, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

      Section 2.13 Lender Tax Forms. On or prior to the Agreement Date and on or prior to the first Business Day of each calendar year thereafter, to the extent available under Applicable Law, each Lender which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with a properly executed original of Forms 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and a properly executed Internal Revenue Service Form W-8 or W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower, to the extent available under Applicable Law.

      Section 2.14  Letters of Credit.

            (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 2.14(d) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof; provided, however, that the Issuing Bank shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in
Section 3.3 hereof have been satisfied, and shall have no obligation to issue any Letter of Credit if any Default then exists or would be caused thereby or if, after giving effect to such issuance, the Available Facility A Commitment would be less than zero; and provided further, however, that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed $10,000,000. Each Letter of Credit shall (1) be denominated in United States dollars, and (2) expire no later than the earlier to occur of (A) the Business Day prior to the Maturity Date, and (B) 364 days after its date of issuance (but may contain provisions for automatic renewal to a date on or before the Business Day prior to the Maturity Date provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law. If a Letter of Credit provides that it is automatically renewable unless notice is given by the Issuing Bank that it will not be renewed, the Issuing Bank shall not be bound to give a notice of non-renewal unless directed to do so by the Majority Lenders at least five (5) days prior to the latest date on which the Issuing Bank is required to give notice of a non-renewal of such Letter of Credit.

            (b) The Borrower may from time to time request and be provided by the Issuing Bank the issuance of Letters of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 12:00 noon (New York, New York time) on the fifth
(5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.3 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

            (c) At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower and each Lender, by telephone or telecopy, of the amount of the draw and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Commitment Ratio under the Facility A Commitment.

            (d) The Borrower hereby agrees to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at the Borrower's request. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Lenders having a Facility A Commitment, and such Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit prior to the occurrence of an event described in clauses (f) or (g) of Section 8.1 hereof, to make an Advance (which Advance may be a Eurodollar Advance if the Borrower so requests in a timely manner or may be Converted to a Eurodollar Advance as provided herein) to the Borrower on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender having a Facility A Commitment shall pay its share of such Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its Commitment Ratio under the Facility A Commitment, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an event described in clauses (f) or (g) of Section 8.1 hereof) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in clauses (f) or (g) of Section 8.1 hereof shall have occurred and be continuing, then each Lender having a Facility A Commitment shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrower, the Administrative Agent or such Lenders, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such Lender's Commitment Ratio under the Facility A Commitment, and each Lender having a Facility A Commitment shall, notwithstanding such Event of Default, upon a drawing under any Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender's participation (and the Issuing Bank shall deliver to such Lender a loan participation certificate dated the date of the occurrence of such event and in the amount of such Lender's Commitment Ratio under the Facility A Commitment). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section 2.14(d) shall be subject to the terms and conditions of Section 2.2(e) hereof. The obligation of each Lender having a Facility A Commitment to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.14 shall be absolute and unconditional and no such Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders having a Facility A Commitment to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, at the rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York.

            (e) The Borrower agrees that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Issuing Bank, shall be binding on the Borrower as between the Borrower and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrower. The obligation of the Borrower to reimburse the Lenders for Advances made to reimburse the Issuing Bank for draws under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (i) Any lack of validity or enforceability of any Loan Document;

                  (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                  (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                  (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Lender (other than the defense of payment to such Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction;

                  (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

                  (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

                  (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit, provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

                  (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit, but excluding any irregularity resulting from the gross negligence or willful misconduct of the Issuing Bank;

                  (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code, provided that the same shall not be the result of the gross negligence or willful misconduct of the Issuing Bank;

                  (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank, provided that the same shall not have constituted the gross negligence or willful misconduct of the Issuing Bank;

                  (xi) Any other circumstances arising from causes beyond the control of the Issuing Bank;

                  (xii) Payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

                  (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct of the Issuing Bank or any Lender.

            (f) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank or any Lender as a result of any official request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against Letters of Credit issued by the Issuing Bank or against participations by any other Lender in the Letters of Credit or (ii) impose on the Issuing Bank or any other Lender any other condition regarding any Letter of Credit or any participation therein, and the result of any of the foregoing in the reasonable determination of the Issuing Bank or such Lender, as the case may be, is to increase the cost to the Issuing Bank or such Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by the Issuing Bank or such Lender to be material, and the designation of a different lending office will not avoid the need for additional compensation, then, on request by the Issuing Bank or such Lender, the Borrower shall pay, within ten (10) days after demand, the Issuing Bank or such Lender, as the case may be, such additional amount or amounts as the Issuing Bank or such Lender, as the case may be, so determines will compensate it for such increased costs. A certificate of the Issuing Bank or such Lender setting forth the amount, and in reasonable detail the basis for the Issuing Bank or such Lender's determination of such amount, to be paid to the Issuing Bank or such Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

            (g) Each Lender having a Facility A Commitment shall be responsible for its pro rata share (based on such Lender's Commitment Ratio under the Facility A Commitment) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse or otherwise. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Lender having a Facility A Commitment shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender's Commitment Ratio under the Facility A Commitment) of such expenses within five (5) days from the date of the Issuing Bank's notice to the Lenders having a Facility A Commitment of the Borrower's failure to pay; provided, however, that if the Borrower or any guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Lender having a Facility A Commitment the amounts received from such Lender hereunder.

            (h) The Borrower agrees that each Advance by the Lenders having a Facility A Commitment to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be an Advance under the Facility A Commitment to the Borrower and shall be payable and bear interest in accordance with all other Loans to the Borrower.

            (i) The Borrower will indemnify and hold harmless the Administrative Agent, each other Lender and the Issuing Bank and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against the Administrative Agent, any such other Lender or the Issuing Bank in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to the Administrative Agent, any such Lender or the Issuing Bank for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, as determined by a non-appealable judicial order. This Section 2.14(i) shall survive termination of this Agreement.

            (j) Successor Issuing Bank. The Issuing Bank may resign as Issuing Bank upon sixty (60) days' prior written notice to the Administrative Agent, the Lenders and the Borrower. If the Issuing Bank shall resign as Issuing Bank under this Agreement, then the Borrower shall appoint from among the Lenders a successor issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the Issuing Bank, and the term "Issuing Bank" shall mean such successor issuer effective upon such appointment. At the time such resignation shall become effective, the Borrower shall pay to the resigning Issuing Bank all accrued and unpaid fees pursuant to Section 2.4(b)(i) hereof. The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents. After the resignation of the Issuing Bank hereunder, the resigning Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. After any retiring Issuing Bank's resignation as Issuing Bank, the provisions of this Agreement relating to the Issuing Bank shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was Issuing Bank under this Agreement or (ii) at any time with respect to Letters of Credit issued by such Issuing Bank.


                                  ARTICLE 3

                             Conditions Precedent

      Section 3.1 Conditions Precedent to Effectiveness of Agreement . The obligation of the Lenders to undertake the Commitments and the effectiveness of this Agreement are subject to the prior or contemporaneous fulfillment of each of the following conditions:

            (a) The Administrative Agent and the Lenders shall have received each of the following:

                  (i)   duly executed Notes;

                 (ii)   duly executed Borrower's Pledge Agreement;

                (iii)   duly executed Borrower Security Agreement;

                 (iv)   duly executed Subsidiary Guaranties;

                  (v)   duly executed Subsidiary Pledge Agreements;

                 (vi)   duly executed Subsidiary Security Agreements;

                (vii)   duly executed Trademark Security Agreements;

               (viii) the loan certificate of the Borrower dated as of the Agreement Date, in substantially the form attached hereto as Exhibit I, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate of Incorporation of the Borrower, as amended, as in effect on the Agreement Date, (B) a true, complete and correct copy of the Bylaws of the Borrower as in effect on the Agreement Date, (C) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of formation of the Borrower and for each state in which the Borrower is required to qualify to do business, (D) a true, complete and correct copy of the corporate resolutions of the Board of Directors of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents, and (E) a true, complete and correct copy of any shareholders' agreements or voting agreements in effect with respect to the Capital Stock of the Borrower;

               (ix) a loan certificate of each Restricted Subsidiary of the Borrower (including all License Subs existing as of the Agreement Date) dated as of the Agreement Date, in substantially the form attached hereto as Exhibit J, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items:
      (A) a true, complete and correct copy of the Articles or Certificate of Incorporation or Formation of such Person as in effect on the Agreement Date, (B) a true, complete and correct copy of the By-Laws or Operating or Partnership Agreement of such Person as in effect on the Agreement Date,
      (C) certificates of good standing for such Person issued by the Secretary of State or similar state official for the state of formation of such Person and for each state in which such Person is required to qualify to do business, (D) a true, complete and correct copy of the resolutions of such Person (or another appropriate Person) authorizing such Person to execute, deliver and perform the Loan Documents to which it is party, and
      (E) a true, complete and correct copy of any shareholders' agreements or voting agreements in effect with respect to the Capital Stock of such Person;

                  (x) a Certificate of Financial Condition of the Borrower;

                 (xi) the Administrative Agent shall have received opinions of FCC and special corporate counsel to the Borrower with respect to this Agreement, which opinions shall be in form and substance satisfactory to the Administrative Agent; and

                (xii) all such other documents as the Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

            (b) The Administrative Agent and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations, including all necessary consents to the closing of this Agreement and the other Loan Documents have been obtained or made, are in full force and effect and with the exception of the running of any waiting periods, are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating.

            (c) The Borrower shall certify to the Administrative Agent and the Lenders that each of the representations and warranties in Article 4 hereof and each other Loan Document are true and correct as of the Agreement Date and that no Default or Event of Default then exists or is continuing or will be caused by this Agreement.

            (d) There shall not exist as of the Agreement Date any action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any manner relating adversely to, the Borrower, any of its Subsidiaries, any of their respective properties, which could be expected to have a Materially Adverse Effect.

            (e) No event shall have occurred and no condition shall exist which, in the judgment of the Administrative Agent, has had or could be expected to have a Materially Adverse Effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries from that reflected in the audited annual financial statements for the fiscal year ending December 31, 1999 as delivered to the Administrative Agent and the Lenders.

            (f) The Administrative Agent shall have received evidence reasonably satisfactory to it of the simultaneous receipt by the Borrower of at least $48,000,000 in Net Available Capital Proceeds from the Common Stock Investment.

      Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance after the Agreement Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

            (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default hereunder shall then exist or be caused thereby;

            (b) With respect to Advances which, if funded, would increase the aggregate principal amount of the Loans outstanding hereunder, the Administrative Agent and the Lenders shall have received a certificate of the Borrower stating that there is no default or event of default, and no event or condition exists which could give rise to any put right or other right of prepayment under, any of the agreements evidencing Indebtedness for Money Borrowed of the Borrower or any of its Subsidiaries, both before and after giving effect to the proposed Advance of the Loans hereunder.

            (c) With respect to Advances which, if funded, would increase the aggregate principal amount of Loans outstanding hereunder, the Administrative Agent shall have received a duly executed Request for Advance and a Use of Proceeds Letter;

            (d) Each of the Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel (if such Advance is in connection with an Acquisition) or other documents as the Administrative Agent or any Lender may reasonably request;

            (e) With respect to any Advance relating to any Acquisition or the formation of any Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders shall have received such documents and instruments relating to such Acquisition or formation of such new Subsidiary as are described in Section 5.13 hereof or otherwise required herein; and

            (f) No event shall have occurred and no condition shall exist which, in the judgment of the Majority Lenders, has had or may be expected to have a Materially Adverse Effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries.

      Section 3.3 Conditions Precedent to Issuance of Letters of Credit. The obligation of the Issuing Bank to issue each Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such issuance:

            (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such issuance of Letter of Credit, shall be true and correct at such time in all material respects, both before and after giving effect to the issuance of such Letter of Credit, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default hereunder shall then exist or be caused thereby;

            (b) The Administrative Agent shall have received a Request for Issuance of a Letter of Credit;

            (c) The Administrative Agent, the Issuing Bank and each of the Lenders having a Facility A Commitment shall have received all such other certificates, reports, statements, opinions of counsel (if such Letter of Credit is in connection with an Acquisition) or other documents as any of them may reasonably request; and

            (d) No event shall have occurred and no condition shall exist which, in the judgment of the Majority Lenders, has had or may be expected to have a Materially Adverse Effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries.


                                  ARTICLE 4

                        Representations and Warranties

      Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents and warrants, upon the Agreement Date, and at all times thereafter as required pursuant to the terms hereof, in favor of the Administrative Agent and each Lender that:

            (a) Organization; Ownership; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Each Subsidiary of the Borrower is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has the corporate or partnership power, as the case may be, and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

            (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

            (c) Subsidiaries: Authorization; Enforceability. The Borrower's Subsidiaries and the Borrower's direct and indirect ownership thereof as of the Agreement Date are as set forth on Schedule 5 attached hereto, and to the extent such Subsidiaries are corporations, the Borrower has the unrestricted right to vote the issued and outstanding shares of the Subsidiaries shown thereon and such shares of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrower has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary). Except as set forth on Schedule 5, attached hereto, the Borrower's ownership interest in each of its Subsidiaries represents a direct or indirect controlling interest of such Subsidiary for purposes of directing or causing the direction of the management and policies of each Subsidiary.

            (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreement, as the case may be, as amended, of the Borrower or of any Subsidiary of the Borrower, or under any indenture, agreement, or other instrument, including without limitation the Licenses, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

            (e) Business. The Borrower, together with its Subsidiaries, is engaged solely in the business of owning, constructing, managing, operating and investing in paging service systems and communications businesses incidental or directly relating thereto.

            (f) Licenses, etc. Except as set forth on Schedule 6 attached hereto, the Licenses have been duly issued are in full force and effect and, as of the Agreement Date, are held by License Subs as set forth on Schedule 7 attached hereto. The Borrower and the Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and the Restricted Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation. The sole assets of each License Sub are Licenses used in the operation and construction of the paging business of the Borrower and the Restricted Subsidiaries and management agreements with the Borrower and such of the Restricted Subsidiaries as operate the portion of the paging system subject to the License held by it.

            (g) Compliance with Law. The Borrower and its Subsidiaries are in compliance in all material respects with all Applicable Law.

            (h) Title to Assets. The Borrower and the Restricted Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of the assets referred to in the audited annual financial statements of the Borrower and the Restricted Subsidiaries for the fiscal year ended December 31, 1999 delivered to the Lenders prior to the Agreement Date (or such later date as a balance sheet is delivered pursuant to Article 6 hereof). None of the properties or assets of the Borrower or any of the Restricted Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of the Restricted Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of the Restricted Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

            (i) Litigation. There is no action, suit, proceeding or investigation pending against, or, to the best of the Borrower's knowledge, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or, any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including without limitation the FCC) except as set forth on Schedule 8 attached hereto (as such schedule may be updated with the consent of the Majority Lenders from time to time). No such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any of its Subsidiaries, would have a Materially Adverse Effect.

            (j) Taxes. All federal, state and other tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate.

            (k) Financial Statements. The Borrower has furnished or caused to be furnished to the Administrative Agent and the Lenders the audited financial statements for the Borrower and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1999, all of which, together with other financial statements furnished to the Lenders subsequent to the Agreement Date have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and the Restricted Subsidiaries on a consolidated and consolidating basis, as the case may be, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). Neither the Borrower nor any of the Restricted Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of the Borrower or any of the Restricted Subsidiaries and no material anticipated losses of the Borrower or any of the Restricted Subsidiaries other than those which have been previously disclosed in writing to the Administrative Agent and the Lenders and identified as such.

            (l) No Material Adverse Change. Since December 31, 1999, there has occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect.

            (m) ERISA. The Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied with all requirements of COBRA. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of

Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by
Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

            (n) Compliance with Regulations T, U and X. Neither the Borrower nor any of the Borrower's Subsidiaries is engaged principally in or has as one of its important activities the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of the Borrower's Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations T, U, and X (12 C.F.R. Parts 207, 220, 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations T, U, and X. The Borrower has not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement or the Notes to violate Regulation T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the revisions of Regulations T, U, or X of said Board of Governors.

            (o) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement and the Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

            (p) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document.

            (q) Absence of Default, Etc. The Borrower and its Subsidiaries are in compliance in all respects with all of the provisions of their respective partnership agreements, Certificates or Articles of Incorporation and By-Laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Borrower or any of its Subsidiaries, or an event or condition giving rise to any put right or other prepayment right of any holder of Indebtedness, under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Subsidiaries (other than as set forth on Schedule 6 attached hereto), or a default under any License (which Default could reasonably be expected to result in an Event of Default under Section 8.1(m) hereof), or a default under any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any contract or agreement continuing after the Agreement Date, or bound by any Applicable Law, the performance of which or the compliance with which, as applicable, could have a Materially Adverse Effect or result in the loss of any License issued by the FCC.

            (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter.

            (s) Agreements with Affiliates. Except for agreements or arrangements with Affiliates wherein the Borrower or one or more of the Restricted Subsidiaries provides services to such Affiliates for fair consideration and which are set forth on Schedule 9 attached hereto, neither the Borrower nor any of the Restricted Subsidiaries has (i) any agreements or arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate.

            (t) Payment of Wages. The Borrower and each of the Restricted Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

            (u) Priority. The Security Interest is a valid and perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be). The fair market value of all partnership interests owned by the Borrower or any of its Subsidiaries which do not constitute Collateral is less than $5,000,000 in the aggregate.

            (v) Indebtedness for Money Borrowed. Except as described on Schedule 10 attached hereto, neither the Borrower nor any of its Subsidiaries has outstanding, as of the Agreement Date, and after giving effect to the initial Advances hereunder on the Agreement Date, any Indebtedness for Money Borrowed.

            (w) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents, (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

            (x) Patents, Trademarks, etc. The Borrower and each of its Restricted Subsidiaries owns, possesses or has the right to use all licenses and rights to all patents, trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and in each case, with respect to patents, trademarks, trademark rights, trade names, trade names, copyrights and licenses with respect thereto owned by the Borrower or its Restricted Subsidiaries subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. All such licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, the Borrower and its Restricted Subsidiaries are in full compliance in all material respects with all of the provisions thereof. No such patent, trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation. Neither the Borrower nor any of its Restricted Subsidiaries owns any registered copyrights or patents and the Borrower's business is not subject to any license (other than general business licenses and permits).

      Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and on the date of each Advance or issuance of a Letter of Credit, except to the extent previously fulfilled in accordance with the terms hereof and to the extent relating specifically to the Agreement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.


                                  ARTICLE 5

                              General Covenants

      So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or issuing a Letter of Credit, as applicable, have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

      Section 5.1 Preservation of Existence and Similar Matters. Except as permitted under Section 7.4(b) below and except with respect to Subsidiaries which are created solely for the purpose of effecting Acquisitions permitted hereby which are dissolved immediately following the subject Acquisitions, the Borrower will, and will cause each of the Restricted Subsidiaries to:

               (i) preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations; and

              (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

      Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Subsidiaries to, (a) engage solely in the business of owning, constructing, managing, operating and investing in paging and wireless messaging service systems and communications businesses incidental or directly relating thereto, and (b) comply in all material respects with the requirements of all Applicable Law.

      Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

      Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of the Restricted Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP, and keep accurate and complete records of their respective properties and assets. The Borrower and the Restricted Subsidiaries will maintain a fiscal year ending on December 31.

      Section 5.5 Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to:

            (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of the Restricted Subsidiaries as is prudent for similarly situated companies engaged in the paging and wireless communications industry.

            (b) Keep their respective assets insured by insurers on terms and in a manner acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the paging and wireless communications industry and satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and the Restricted Subsidiaries.

            (c) Require that each insurance policy provide for at least thirty
(30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent on behalf of itself, the Lenders and the Issuing Bank as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

      Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

      Section 5.7 Compliance with ERISA.

            (a) The Borrower shall, and shall cause its Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of Section 412(a) of the Code, whether or not waived, and will otherwise comply in all material respects with the requirements of the Code and ERISA with respect to the operation of all Plans.

            (b) The Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with the requirements of COBRA with respect to any Plans subject to the requirements thereof.

            (c) The Borrower shall furnish to the Administrative Agent and the Lenders (i) within thirty (30) days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries, that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Administrative Agent's or any Lender's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent or any Lender.

            (d) The Borrower will promptly notify the Administrative Agent and the Lenders of any excise taxes which have been assessed or which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

            (e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrower will notify the Administrative Agent and the Lenders of any lien arising under Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

            (f) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:

                (i) engage in any transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

               (ii) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

              (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

               (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code.

      Section 5.8 Visits and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Administrative Agent and any of the Lenders, upon reasonable notice, to (i) visit and inspect the properties of the Borrower or any of its Subsidiaries during business hours,
(ii) inspect and make extracts from and copies of their respective books and records, and (iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each of its Subsidiaries will also permit representatives of the Administrative Agent and any of the Lenders to discuss with their respective accountants the Borrower's and the Borrower's Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

      Section 5.9 Payment of Indebtedness; Loans. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of the Restricted Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due or to the extent of trade payables of such Persons otherwise in accordance with ordinary business practices customary for the wireless communications industry, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

      Section 5.10 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances under the Commitments directly or indirectly: (a) to fund Capital Expenditures of the Borrower and the Restricted Subsidiaries; (b) for working capital needs and other general corporate purposes of the Borrower and the Restricted Subsidiaries which do not otherwise conflict with this Section
5.10 (including, without limitation, the payment of fees and expenses incurred in connection with the execution and delivery of this Agreement and the other Loan Documents); and (c) subject to compliance with Section 5.13 hereof, to finance Acquisitions permitted pursuant to Section 7.6 hereof. No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

      Section 5.11 Indemnity. The Borrower for itself and on behalf of each of the Restricted Subsidiaries jointly and severally agrees to indemnify and hold harmless each Lender, the Administrative Agent, the Issuing Bank, the Documentation Agent, the Co-Documentation Agent, the Syndication Agent and each of their respective affiliates, employees, representatives, shareholders, officers, directors and counsel (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Subsidiary or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder; or (b) otherwise arising out of (i) the Commitments or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Lenders, the Issuing Bank, the Documentation Agent, the Co-Documentation Agent, the Syndication Agent and the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries for any reason, (iii) any claims against the Lenders, the Issuing Bank, the Documentation Agent, the Co-Documentation Agent, the Syndication Agent and the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower or any Subsidiary, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income taxes or other taxes based solely upon the revenues of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order of a court of competent jurisdiction. The obligations of the Borrower and the Restricted Subsidiaries under this Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower or any of its Subsidiaries in any other Loan Document.

      Section 5.12 Interest Rate Hedging. The Borrower shall at all times maintain one or more Interest Rate Hedge Agreements with respect to the Borrower's interest obligations on an aggregate principal amount of not less than fifty percent (50%) of the principal amount of Total Debt outstanding from time to time. Such Interest Rate Hedge Agreements shall provide interest rate protection in conformity with ISDA standards and for a period of at least three
(3) years from the date of such Interest Rate Hedge Agreements or, if earlier, until the Maturity Date on terms acceptable to the Administrative Agent, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Rate Hedge Agreement. Interest Rate Hedge Agreements required hereby may be in the form of (i) an "on-market" interest rate swap, (ii) an interest rate cap having a cap not higher than two percent (2%) per annum above the prevailing interest rate for U.S. Treasury securities having a term approximately equal to the term of the interest rate cap in question, or (iii) any other interest rate hedging product satisfactory to the Administrative Agent. Indebtedness for Money Borrowed of the Borrower and the Restricted Subsidiaries which bears interest at a fixed rate shall be deemed to be subject to an Interest Rate Hedge Agreement for purposes of this Section. Subject to compliance with Section 7.1(d) hereof, the Borrower may also enter into interest rate floors corresponding to any interest rate caps it has entered into in accordance with this Agreement, so long as (i) the floors are lower in rate than the corresponding caps, (ii) such floors have terms no longer than the corresponding caps, and (iii) such floors conform to ISDA standards. All Obligations of the Borrower to the Administrative Agent or any of the Lenders pursuant to any Interest Rate Hedge Agreement permitted hereunder and all Liens granted to secure such Obligations shall rank pari passu with all other Obligations and Liens securing such other Obligations; and any Interest Rate Hedge Agreement between the Borrower and any other Person shall be unsecured.

      Section 5.13 Covenants Regarding Formation of Subsidiaries and Acquisitions. At the time of (i) any Acquisition permitted hereunder or (ii) the formation of any new Restricted Subsidiary of the Borrower or any of its Subsidiaries which is permitted under this Agreement, including, without limitation, the formation of any License Sub, the Borrower will, and will cause its Subsidiaries, as appropriate, to (a) provide to the Administrative Agent (1) an executed Master Subsidiary Security Agreement for such new Restricted Subsidiary, in substantially the form of Exhibit K attached hereto, together with appropriate UCC-1 financing statements, (2) an executed Subsidiary Guaranty for such new Restricted Subsidiary, in substantially the form of Exhibit L attached hereto, and (3) to the extent applicable, a Trademark Security Agreement, substantially in the form of Exhibit G attached hereto, together with other appropriate documentation, all of which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit J attached hereto, together with appropriate attachments;
(b) pledge to the Administrative Agent all of the Capital Stock of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower's Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower's Pledge Agreement, an existing Subsidiary Pledge Agreement, or a new Subsidiary Pledge Agreement in substantially the form of Exhibit M attached hereto, and execute and deliver to the Administrative Agent all such other documentation for such pledge as, in the opinion of the Administrative Agent, is appropriate; and (c) provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect such Acquisition or formation, certified by the chief financial officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, which are satisfactory to the Administrative Agent and which in its opinion is appropriate with respect to such Acquisition or the formation of such Subsidiary. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a "Loan Document" for purposes of this Agreement.

      Section 5.14 Payment of Wages. The Borrower shall and shall cause each of the Restricted Subsidiaries to at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

      Section 5.15 Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any acts or failure to act by the Borrower or any of the Borrower's Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent, the Lenders and the Issuing Bank, or cause to be executed and delivered to the Administrative Agent, the Lenders and the Issuing Bank, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

      Section 5.16 License Subs. Promptly (and in any event within one hundred eighty (180) days) after the consummation of any Acquisition permitted hereunder, the Borrower shall cause each of the Licenses held by the Borrower or any of the Restricted Subsidiaries to be transferred to one or more License Subs, each of which License Subs shall have as its sole asset or assets the Licenses of the Borrower or any of the Restricted Subsidiaries and a management agreement with the Borrower and such of the Restricted Subsidiaries as operates the portion of the paging system of the Borrower and the Restricted Subsidiaries subject to such License or Licenses, such that from and after such applicable date neither the Borrower nor the Restricted Subsidiaries (other than License
Subs) shall hold any Licenses other than through one or more duly created and existing License Subs. The Borrower shall not permit the License Subs to have any business activities, operations, assets, Indebtedness, Guaranties or Liens (other than pursuant to a Subsidiary Guaranty and Master Subsidiary Security Agreement issued in connection herewith). At the time of the transfer of the Licenses to the License Subs, the Borrower shall provide to the Administrative Agent copies of any required consents to such transfer from the FCC and any other governmental authority, together with a certificate of an Authorized Signatory stating that all Necessary Authorizations relating to such transfer have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation.


                                  ARTICLE 6

                            Information Covenants

      So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or issuing a Letter of Credit, as applicable, have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender, the Administrative Agent and the Issuing Bank, at their respective offices:

      Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) fiscal quarters of the Borrower during any fiscal year, a copy of the Form 10-Q of the Borrower for such quarter, and, to the extent not contained therein, the balance sheets of the Borrower on a consolidated and consolidating basis with its Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower on a consolidated and consolidating basis with its Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period, shall provide consolidated and consolidating figures with respect to any Acquisitions consummated during such period, and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated and consolidating basis with its Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

      Section 6.2 Annual Financial Statements and Information. Beginning with the fiscal year ended December 31, 1999, within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the Form 10-K of the Borrower for such year, and, to the extent not contained therein, the audited consolidated and consolidating balance sheets of the Borrower and the Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, as of the end of such fiscal year and the related audited consolidated and consolidating statements of operations of the Borrower and the Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, for such fiscal year and for the previous fiscal year, the related audited consolidated and consolidating statements of cash flow and stockholders' equity of the Borrower and the Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion of independent certified public accountants of recognized national standing acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with or was otherwise in Default under the terms, covenants, provisions or conditions of Articles 7 and 8 hereof insofar as they relate to accounting or financial matters.

      Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of the president or chief financial officer of the Borrower as to its financial performance:

            (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margins, as provided for in
Section 2.3(f), and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.8, 7.9, 7.10, 7.11 and 7.12; and

            (b) stating that no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default.

      Section 6.4 Copies of Other Reports.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2.

            (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License from the FCC or any other governmental authority.

            (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries or, to the extent available to the Borrower or any of its Subsidiaries, as the Administrative Agent, any Lender or the Issuing Bank may reasonably request.

            (d) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with copies of any new or replacement insurance policies obtained during such year.

            (e) Prior to January 31 of each year, an annual budget for the Borrower and the Restricted Subsidiaries, containing information and in a form substantially similar to that shown in the budget delivered to the Lenders in connection with the execution of this Agreement.

            (f) Promptly after the sending thereof, copies of all statements, reports and other information which the Borrower or any of its Subsidiaries sends to security holders of the Borrower generally or files with the Securities and Exchange Commission or any national securities exchange.

      Section 6.5 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Borrower:

                (i) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Borrower, in any other way relating materially adversely to the Borrower or any Subsidiary of the Borrower, officers, directors or principal shareholders, or any of their respective properties, assets or businesses or any License;

               (ii) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or any Subsidiary of the Borrower, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect;

               (iii) any material amendment or change to the financial projections or annual budget provided to the Lenders by the Borrower;

               (iv) any Default or the occurrence or non-occurrence of any event
      (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Subsidiary of the Borrower, or an event or condition which gives rise to any put right or other prepayment right of any holder of Indebtedness, under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Subsidiary of the Borrower is party or by which any of their respective properties may be bound, or (B) which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

                (v) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan; and

               (vi) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) of this Agreement.


                                  ARTICLE 7

                              Negative Covenants

      So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or issuing a Letter of Credit, as applicable, have been or can be fulfilled) and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

      Section 7.1 Indebtedness of the Borrower and its Subsidiaries. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

            (a) the Obligations (other than the Obligations described in Section 7.1(d) below);

            (b) operating accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business;

            (c) Indebtedness secured by Permitted Liens;

            (d) Obligations under Interest Rate Hedge Agreements having a notional principal amount of not more than $125,000,000 in the aggregate;

            (e) Indebtedness of the Borrower or any of the Restricted Subsidiaries to the Borrower or any other Restricted Subsidiary so long as the corresponding debt instruments are pledged to the Administrative Agent as security for the Obligations;

            (f) Indebtedness for Money Borrowed of the Borrower which is pari passu with the Obligations in an aggregate principal amount not to exceed $100,000,000, provided that (i) such Indebtedness for Money Borrowed is issued under and governed by this Agreement pursuant to an amendment to this Agreement which is in form and substance satisfactory to the Majority Lenders and (ii) both before and after giving effect to the incurrence of such Indebtedness for Money Borrowed, the Borrower shall be in compliance with the terms of this Agreement, including, without limitation, Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereof;

            (g) Unsecured Subordinated Debt of the Borrower issued pursuant to the 1995 Indenture, the A+ Indenture, the ProNet Indenture, the 1997 Indenture, the 1998 Indenture and other unsecured Subordinated Debt (including, without limitation, seller notes issued in conjunction with Acquisitions permitted under
Section 7.6 hereof), provided that (i) such Subordinated Debt is subordinated to the prior payment and performance of the Obligations on terms satisfactory to the Majority Lenders, (ii) under the terms of such Subordinated Debt there shall be no payment or prepayment of principal in respect thereof prior to the first anniversary of the Maturity Date and (iii) both before and after giving effect to the incurrence of such Subordinated Debt, the Borrower shall be in compliance with the terms of this Agreement, including, without limitation, Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereof, and the Borrower shall have delivered to the Lenders pro forma projections satisfactory to the Majority Lenders demonstrating such compliance through the Maturity Date; and

            (h) Other unsecured Indebtedness, including, without limitation, Indebtedness under Capitalized Lease Obligations which does not exceed $10,000,000 in the aggregate at any one time outstanding.

      Section 7.2 Limitation on Liens. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

      Section 7.3 Amendment and Waiver. Except as set forth on Schedule 11 attached hereto, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of (a) its articles or certificate of incorporation or partnership agreement or by-laws, as appropriate (other than amendments which could not reasonably be expected to have an adverse effect on the Administrative Agent, any Lender or the Issuing Bank or any of their rights or claims under any of the Loan Documents), (b) any documents relating to Subordinated Debt (excluding the A+ Indenture) or (c) the Inciscent Service Agreement or the Inciscent Stock Purchase Agreement other than amendments that do not violate
Section 7.13 hereof.

      Section 7.4 Liquidation, Merger, or Disposition of Assets.

            (a) Disposition of Assets. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition in one or more transactions involving Net Available Asset Proceeds of $10,000,000 or more, individually or in the aggregate with all other Asset Dispositions, during each fiscal year of the Borrower, without the prior written consent of the Majority Lenders. Further, the Borrower shall not make, and shall not permit any Restricted Subsidiary to make, any Asset Disposition in one or more transactions, unless: (i) the Borrower (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Borrower; (ii) at least 80% of the consideration for such Asset Disposition consists of cash or Cash Equivalents or the assumption of Indebtedness for Money Borrowed of the Borrower to the extent that the Borrower is released from all liability on such Indebtedness for Money Borrowed; and
(iii) all Net Available Asset Proceeds of such Asset Disposition, less any amounts invested within 180 days of such Asset Disposition in assets related to the business of the Borrower (or invested within one year of such Asset Disposition in assets related to the business of the Borrower, pursuant to an agreement to make such investment entered into within 180 days of such Asset Disposition), are applied within such 180- (or 360-) day period to repay Loans then outstanding.

            If, within 180 days after an Asset Disposition, the Borrower or a Restricted Subsidiary enters into a contract providing for the investment of Net Available Asset Proceeds in assets relating to the business of the Borrower and such contract is terminated without fault on the part of the Borrower or such Subsidiary prior to the making of such investment, the Borrower or such Subsidiary, as the case may be, shall within 90 days after the termination of such agreement, or within 180 days after such Asset Disposition, whichever is later, invest or otherwise apply the funds that were to be invested pursuant to such agreement in accordance with the preceding paragraph, and any funds so invested or applied shall for all purposes hereof be deemed to have been so invested or applied within the 180- (or 360-) day period provided for in such paragraph.

            (b) Liquidation or Merger. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more of its Restricted Subsidiaries, provided the Borrower is the surviving corporation, or (ii) a merger between or among two or more Restricted

Subsidiaries of the Borrower, or (iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower is the surviving corporation or, in a merger in which the Borrower is not a party, where the surviving corporation is a Restricted Subsidiary.

      Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) obligations under agreements of the Borrower or any of the Restricted Subsidiaries entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of Restricted Subsidiaries, (c) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1 hereof, or (d) as may be contained in any Loan Document including, without limitation, the Subsidiary Guaranty.

      Section 7.6 Investments and Acquisitions. Except as permitted under
Section 7.7 hereof, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, Capital Stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition, except that so long as no Default then exists or would be caused thereby:

            (a) The Borrower and the Restricted Subsidiaries may, directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper issued by corporations, each of which shall have a combined net worth of at least $100 million and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc., or any successor, or "A-2" or better by Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor, and (iii) purchase repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100 million and rated "A" or better by Moody's Investors Service, Inc., or any successor, or Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor;

            (b) Subject to compliance with Section 5.13 hereof, the Borrower may own Capital Stock of any License Sub as permitted by Section 5.16 hereof;

            (c) Provided that the Borrower complies with Section 5.13 hereof in connection therewith, and provides to the Administrative Agent and the Lenders financial projections and calculations, in form and substance satisfactory to the Administrative Agent, specifically demonstrating the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereto and its ability to meet its repayment obligations hereunder through the Maturity Date, both before and after giving effect thereto, the Borrower may make the following Acquisitions:

                  (i)  Acquisitions of paging companies for an
aggregate Net Purchase Price not to exceed $50,000,000 during the term of this Agreement;

                  (ii) additional Acquisitions of paging companies so long as the Total Leverage Ratio, after giving effect to the proposed Acquisition, is less than 5.00 to 1; and

                  (iii) other Acquisitions with the prior
written consent of the Majority Lenders.

            (d) Provided that the Borrower complies with Section 5.13 hereof in connection therewith, and provides to the Administrative Agent and the Lenders financial projections and calculations, in form and substance satisfactory to the Administrative Agent specifically demonstrating the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereto both before and after giving effect thereto, the Borrower may make investments in wireless communications in an aggregate amount not to exceed, during the term of this Agreement, (i) the sum of $25,000,000 plus (ii) sixty percent (60%) of the difference of (x) the Net Available Capital Proceeds from the issuance by the Borrower of Capital Stock on or after the Agreement Date in excess of $25,000,000 minus (y) the Net Available Capital Proceeds used to make Restricted Purchases or Restricted Payments pursuant to clause (i)(y) of Section 7.7(c) hereof, to the extent that the difference of (x) and (y) hereof is a positive number; provided that (a) the value of any capital stock of the Borrower issued as payment for such Investment shall be excluded when calculating the maximum investment amount permitted to be made by the Borrower; (b) all ownership interests of the Borrower or any of its Subsidiaries in such ventures, of whatever nature, are pledged to the Administrative Agent as Collateral for the Obligations pursuant to documentation satisfactory to the Majority Lenders, and (c) all recourse to the Borrower or any of its Subsidiaries with respect to any such venture shall be limited to the amount of the investment made therein by the Borrower in accordance herewith; and

            (e) The Borrower may make an investment in Inciscent on the terms set forth in the Inciscent Stock Purchase Agreement as in effect on the Agreement Date.

      Section 7.7 Restricted Payments and Purchases. Except as otherwise permitted by Section 7.16 hereof, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that so long as no Default hereunder then exists or would be caused thereby and provided that the Borrower is in compliance with Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereof both before and after giving effect to any such restricted Payment or Restricted Purchase, the Borrower may (a) make scheduled payments of accrued interest in respect of Subordinated Debt incurred in accordance with Section 7.1 hereof; (b) repurchase outstanding Subordinated Debt issued pursuant to the A+ Indenture for an aggregate amount not to exceed $200,000; and
(c) make other Restricted Payments and Restricted Purchases, including repurchases by the Borrower of its Capital Stock in an aggregate amount not to exceed, during the term of this Agreement, (i) the sum of (x) $35,000,000 plus
(y) the aggregate amount of Net Available Capital Proceeds from the issuance of Capital Stock by the Borrower on or after the Agreement Date minus (ii) the amount of any investments in wireless communications that are made pursuant to clause (ii) of Section 7.6(d) hereof.

      Section 7.8 Senior Leverage Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance), (c) upon the incurrence by the Borrower of any Subordinated Debt (after giving effect thereto), (d) at the time of any Asset Disposition by the Borrower or any Restricted Subsidiary, (e) at the time of any acquisition or investment by the Borrower or any Restricted Subsidiary and (f) at the time of the issuance of any Letter of Credit (after giving effect to such Letter of Credit), the Borrower shall not permit the Senior Leverage Ratio to exceed the ratios set forth below during the periods indicated:

            Period                                                Ratio
            ------                                                -----

            Agreement Date through
              December 31, 2001                                   1.75:1.00

            January 1, 2002 and thereafter                        1.50:1.00


      Section 7.9 Total Leverage Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance), (c) upon the incurrence by the Borrower of any Subordinated Debt (after giving effect thereto), (d) at the time of any proposed Asset Disposition by the Borrower or any Restricted Subsidiary, (e) at the time of any acquisition or investment by the Borrower or any Restricted Subsidiary and (f) at the time of the issuance of any Letter of Credit (after giving effect to such Letter of Credit), the Borrower shall not permit the Total Leverage Ratio to exceed the ratios set forth below during the periods indicated:

            Period                                                Ratio
            ------                                                -----

            Agreement Date through
              December 31, 2000                                   6.00:1.00

            January 1, 2001 through
              December 31, 2001                                   5.50:1.00

            January 1, 2002 through
              December 31, 2002                                   5.00:1.00


            January 1, 2003 through
              December 31, 2003                                   4.50:1.00

            January 1, 2004 and thereafter                        4.00:1.00

      Section 7.10 Annualized Operating Cash Flow to Pro Forma Debt Service Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance), (c) upon the incurrence by the Borrower of any Subordinated Debt (after giving effect thereto), (d) at the time of any Asset Disposition by the Borrower or any Restricted Subsidiary, (e) at the time of any acquisition or investment by the Borrower or any Restricted Subsidiary and (f) at the time of the issuance of any Letter of Credit (after giving effect to such Letter of Credit), the Borrower shall not permit the ratio of (i) Annualized Operating Cash Flow (for the calendar quarter end being tested in the case of Section 7.10(a) hereof, or for the most recently completed fiscal quarter end for which financial statements are required to have been delivered pursuant to Section 6.1 or 6.2 hereof, as the case may be, in the case of Sections 7.10(b), (c), (d) and (e) hereof) to (ii) Pro Forma Debt Service to be less than or equal to 1.25:1.00.

      Section 7.11 Total Sources to Total Uses Ratio. The Borrower shall not permit the ratio of (a) Total Sources to (b) Total Uses as of any date to be less than or equal to 1.05:1.00.

      Section 7.12 Operating Cash Flow to Net Cash Interest Expense Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance, (c) upon the incurrence by the Borrower of any Subordinated Debt, (d) at the time of any proposed Asset Disposition by the Borrower or any Restricted Subsidiary, (e) at the time of any acquisition or investment by the Borrower or any Restricted Subsidiary and (f) at the time of the issuance of any Letter of Credit (after giving effect to such Letter of Credit), the Borrower shall not permit the ratio of (i) Operating Cash Flow for the most recently completed fiscal quarter (calculated as of the end of the fiscal quarter being tested in the case of Section 7.12(a) hereof, or as of the end of the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 6.1 or 6.2 hereof, as the case may be, in the case of Sections 7.12(b), (c), (d) and (e) hereof) to (ii) Net Cash Interest Expense for such fiscal quarter to be less than or equal to the ratios set forth below for the periods indicated:

                  Period                                          Ratio
                  ------                                          -----
            Agreement Date through
              December 31, 2000                                   1.75:1.00

            January 1, 2001 through
              December 31, 2001                                   2.00:1.00

            January 1, 2002
              and thereafter                                      2.25:1.00

      Section 7.13 Affiliate Transactions. Except as set forth on Schedule 9 attached hereto, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate (other than to the Borrower or a Restricted Subsidiary), on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate; provided, however, that the Borrower and its Restricted Subsidiaries may amend employment contracts in the ordinary course of business and the Borrower may engage in transactions with Inciscent as specified in and in accordance with the Inciscent Stock Purchase Agreement and the Inciscent Service Agreement.

      Section 7.14 Real Estate. Except as set forth on Schedule 12 attached hereto, neither the Borrower nor any of the Restricted Subsidiaries shall purchase any real estate or enter into any sale/leaseback transaction. Notwithstanding the foregoing, the Borrower or a Restricted Subsidiary may purchase the Office Building Assets pursuant to the Office Building Acquisition Agreement provided that (a) at all times prior to contribution of the Office Building Assets to the Office Building Partnership (i) the Borrower grants a negative pledge on the Office Building Assets to the Administrative Agent and delivers to the Administrative Agent all other documentation, including, without limitation, opinions of counsel, an appraisal and a Phase I environmental audit which in the reasonable opinion of the Administrative Agent is appropriate with respect to such grant, including any documentation requested by the Lenders (collectively, the "Office Building Documents") and (ii) not less than five (5) days prior to the Office Building Acquisition Date, the Borrower shall have provided the Administrative Agent with copies of the Office Building Acquisition Agreement, the Office Building Documents and all other documents related to the transfer of the Office Building Assets to the Borrower, including, without limitation, lien search results from appropriate jurisdictions with respect to the Office Building Assets, all of which shall be certified by an Authorized Signatory to be true, complete and correct, and all of which shall be in form and substance satisfactory to the Administrative Agent; (b) prior to or simultaneously with the contribution of the Office Building Assets to the Office Building Partnership, (i) the Borrower shall have provided the Administrative Agent with all documentation required by Section 5.13 hereof and (ii) the Borrower shall have provided the Administrative Agent with replacement Office Building Documents pursuant to which the Office Building Partnership grants a negative pledge on the Office Building Assets to the Administrative Agent all of which replacement Office Building Documents shall be form and substance satisfactory to the Administrative Agent; and (c) the Borrower shall promptly cause the contribution of the Office Building Assets to the Office Building Partnership.

      Section 7.15 ERISA Liabilities. The Borrower shall not, and shall cause each of its ERISA Affiliates not to, (i) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans, or (ii) enter into any Multiemployer Plan.

      Section 7.16 Unrestricted Subsidiaries. The Borrower may form or otherwise acquire Unrestricted Subsidiaries with the prior written consent of the Majority Lenders. The Borrower shall not permit any Unrestricted Subsidiary to: (a) create, assume, incur or otherwise become or remain obligated in respect of or permit to be outstanding any Indebtedness, other than Indebtedness which is non-recourse to the Borrower and the Restricted Subsidiaries; (b) create, assume, incur or permit to exist or to be created, any Lien on any of its properties or assets, whether now owned or hereafter acquired, other than Liens securing Indebtedness which is non-recourse to the Borrower and the Restricted Subsidiaries; (c) Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than Guaranties which are non-recourse to the Borrower and the Restricted Subsidiaries; or (d) own any assets or conduct any business or other activities without the prior written consent of the Majority Lenders. In addition, the Borrower shall not and shall not permit any of its Subsidiaries to: (x) pledge or permit the pledge of the Capital Stock or other ownership interests of any Unrestricted Subsidiary to any Person (other than to the Administrative Agent as additional Collateral for the Obligations);
(y) make any loan or advance to, or Guaranty any obligations of, any Unrestricted Subsidiary or otherwise acquire for consideration evidences of Indebtedness, Capital Stock or other securities of any Unrestricted Subsidiary, other than Investments permitted under Section 7.6 hereof, and other than intercompany loans and advances among the Unrestricted Subsidiaries; or (z) transfer any assets to any Unrestricted Subsidiary. The Borrower shall not permit the net worth of any Unrestricted Subsidiary, after giving effect to all contingent liabilities and as otherwise determined in accordance with GAAP, to be less than zero at any time. Notwithstanding the foregoing and provided that the Borrower provides to the Administrative Agent and the Lenders financial projections and calculations, in form and substance satisfactory to the Administrative Agent, specifically demonstrating the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereto, both before and after giving effect thereto, the Borrower may form one or more Unrestricted Subsidiaries to finance pager purchases and may invest up to an aggregate of $15,000,000 in such Unrestricted Subsidiaries through a purchase of the Capital Stock of, or membership interests in, such Unrestricted Subsidiaries, or a loan or advance to, or a Guaranty of the obligations of, such Unrestricted Subsidiaries which may be funded with an Advance hereunder.

      Section 7.17 No Limitation on Upstream Dividends by Subsidiaries. The Borrower shall not permit any Restricted Subsidiary to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Restricted Subsidiary is or would be prohibited from or limited in declaring or paying any cash dividends or distributions on any class of its Capital Stock or any other ownership interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such Capital Stock or ownership interests (herein referred to as "Upstream Dividends") or (b) the declaration or payment of Upstream Dividends by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, on an annual or cumulative or other basis, is or would be otherwise limited or restricted.

                                  ARTICLE 8

                                   Default

      Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

            (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof; or

            (b) The Borrower shall default in the payment of: (i) any interest under any of the Notes or fees or other amounts payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due and such default is not cured within three (3) Business Days after the occurrence thereof; or (ii) any principal under any of the Notes when due; or

            (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Sections 5.2(a), 5.10, 5.13, or 5.16 or in Articles 6 or 7 hereof; or

            (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the occurrence of such default; or

            (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement) by the Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such default; or

            (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties; or ordering the winding-up or liquidation of the affairs of the Borrower, or any of the Borrower's Subsidiaries; or an involuntary petition shall be filed against the Borrower or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or

            (g) The Borrower or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of the Borrower's Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of the Borrower's Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of the Borrower's Subsidiaries shall have concealed or removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action; or

            (h) A judgment not covered by insurance shall be entered by any court against the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $500,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $500,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond; or

            (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries or any ERISA Affiliate, or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or

            (j) Any event not referred to elsewhere in this Section 8.1 shall occur which has a Materially Adverse Effect; or

            (k) There shall occur (i) any default under (A) the 1995 Indenture,
(B) the ProNet Indenture, (C) the 1997 Indenture, (D) the 1998 Indenture, or (E) any other document, instrument or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $5,000,000; or (ii) any event which directly or indirectly causes the Borrower or any of its Subsidiaries to be required to offer to prepay any Indebtedness or which directly or indirectly gives any holder of any Indebtedness of the Borrower or any of its Subsidiaries the right to require the Borrower or any of its Subsidiaries to prepay any such Indebtedness under the 1995 Indenture, the ProNet Indenture, the 1997 Indenture, the 1998 Indenture or any other document, instrument or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $5,000,000; or (iii) any default under any Interest Rate Hedge Agreement having a notional principal amount of $1,000,000 or more; or

            (l) The FCC shall deliver to the Borrower or any of its Subsidiaries an order to show cause why an order of revocation should not be issued based upon any alleged attribution of "alien ownership" (within the meaning of 47 U.S.C. Section 310(b) and any interpretation of the FCC thereunder) to the Borrower or any of its Subsidiaries and (i) the Borrower shall fail to respond thereto in accordance with such order and Applicable Law within thirty (30) days after such delivery (or such shorter period specified by such order or Applicable Law), or (ii) such order shall not have been rescinded within one hundred eighty (180) days after such delivery; or

            (m) One or more Licenses shall be terminated or revoked or substantially adversely modified such that the Borrower and the Restricted Subsidiaries are no longer able to operate the related paging system or portions thereof and retain the revenue received therefrom, if any, or any such License shall fail to be renewed at the stated expiration thereof such that the Borrower and the Restricted Subsidiaries are no longer able to operate the related paging system or portions thereof and retain the revenue received therefrom, if any, and, in either case, there shall be any loss of revenue or forecast revenue of the Borrower or any of the Restricted Subsidiaries as a direct or indirect result thereof; or

            (n) Any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of the Borrower's Subsidiaries or any shareholder, or by any governmental authority having jurisdiction over the Borrower or any of the Borrower's Subsidiaries or any shareholder, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document; or

            (o) Any Security Document shall for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any portion of the Collateral purported to be covered thereby, subject only to Permitted Liens; or

            (p)   Any Change in Control Event shall occur or exist; or

            (q) All or substantially all of the Capital Stock of the Borrower shall be held by a holding company or parent company; or

            (r) There shall occur any default by the Borrower or any Restricted Subsidiary under or a cancellation of, without replacement, any Transponder Lease Agreement which default is not cured within any applicable cure period.

      Section 8.2 Remedies.

            (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or Section 8.1(g)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders subject to Section 9.8(a) hereof, shall (i) (A) terminate the Commitments, and/or (B) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders, the Administrative Agent and the Issuing Bank under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate, and
(ii) require the Borrower to, and the Borrower shall thereupon, deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent, the Lenders and the Issuing Bank and grants to them a security interest in, all such cash as security for the Obligations.

            (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g), all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, and the Borrower shall thereupon forthwith deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, all without any action by the Administrative Agent or the Lenders, or the Majority Lenders, or the Issuing Bank, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

            (c) Upon acceleration of the Notes, as provided in subsection (a) or
(b) of this Section 8.2, above, the Administrative Agent, the Lenders and the Issuing Bank shall have all of the post-default rights granted to them, or any of them, as applicable, under the Loan Documents and under Applicable Law.

            (d) Following acceleration of the Notes as provided in subsection
(a) or (b) of this Section 8.2, provided the Majority Lenders elect to initiate (or direct the Administrative Agent to initiate) either (i) a civil proceeding for the appointment of a receiver with respect to the Borrower's assets or (ii) an involuntary bankruptcy (or similar) petition against the Borrower, the Majority Lenders shall have the right, but not the obligation, to direct the Administrative Agent, to the extent permitted under Applicable Law, to take possession of and to operate the paging systems of the Borrower and the Restricted Subsidiaries during the "Pre-receivership Period," as defined below, in accordance with the terms of the Licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Lenders prior to such action, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and any necessary withholding taxes to state or federal authorities. In the event the guidelines referred to in the preceding sentence do not contemplate payments or expenditures that subsequently arise in the ordinary course after the Administrative Agent has begun to operate the systems, the Administrative Agent may, after giving three (3) Business Days' notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such systems. All payments and expenditures incurred in connection with this provision in excess of receipts shall constitute costs and expenses of performance and/or collection reimbursable by the Borrower pursuant to Section 11.2 hereof, which until paid by the Borrower shall be reimbursed to the Administrative Agent by the Lenders pursuant to Section 9.11 hereof. No exercise by the Administrative Agent and the Majority Lenders of the rights granted to any of them under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Lenders, or any of them, under this Agreement or any other Loan Document or at law. The Borrower hereby irrevocably appoints the Administrative Agent, as collateral agent for the Lenders and the Issuing Bank, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operating of such systems in the exercise of the Administrative Agent's, the Lenders' and the Issuing Bank's rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent, the Lenders and the Issuing Bank under this Section 8.2(d) shall be subject to the prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights. If the Administrative Agent (or the Lenders or the Issuing Bank) take possession of the systems pursuant to this Section 8.2(d) prior to initiation of the actions described in the first sentence of this Section, the Administrative Agent shall initiate such action within the time period established by the Majority Lenders prior to such action. The "Pre-receivership Period" referred to in the first sentence of this Section 8.2(d) shall mean the time period beginning on the date of the first possession of the systems by the Administrative Agent (or the Lenders or the Issuing Bank) and ending upon the earlier of (i) the taking of possession of the systems by a receiver appointed by a court of competent jurisdiction or (ii) the taking of possession of the systems by a trustee or by the Borrower as debtor-in-possession following the entry of an order for relief in a case of the Borrower pending under the United States Bankruptcy Code.

            (e) Upon acceleration of the Notes, as provided in subsection (a) or
(b) of this Section 8.2, the Administrative Agent, upon request of the Majority Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and the Restricted Subsidiaries, and the Borrower, for itself and on behalf of the Restricted Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders and the Issuing Bank, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

            (f) The rights and remedies of the Administrative Agent, the Lenders and the Issuing Bank hereunder shall be cumulative, and not exclusive.

            (g) In the event that the Administrative Agent establishes a cash collateral account as contemplated by this Section 8.2, the Administrative Agent shall invest all funds in such account in such investments as the Administrative Agent, in its sole and absolute discretion, deems appropriate. The Borrower hereby acknowledges and agrees that any interest earned on such funds shall be retained by the Administrative Agent as additional collateral for the Obligations. Upon satisfaction in full of all Obligations, the Administrative Agent shall pay any amounts then held in such account to the Borrower.

      Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of the Administrative Agent, the Lenders and the Issuing Bank or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent's and Issuing Bank's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) and (c); second, to the Lenders, the Administrative Agent and the Issuing Bank for any fees hereunder or under any of the other Loan Documents then due and payable; third, to the Lenders pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e)), to the payment of any unpaid interest which may have accrued on the Obligations; fourth, to the Lenders pro rata until all Loans have been paid in full (and, for purposes of this clause, obligations under Interest Rate Hedge Agreements with the Lenders or any of them shall be paid on a pro rata basis with the Loans); fifth, to the Lenders pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and sixth, to the Borrower or as otherwise required by law.

                                  ARTICLE 9

                                  The Agents

      Section 9.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees, agents or counsel, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

      Section 9.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Lender in its portion of the Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

      Section 9.3 Consultation with Counsel. The Administrative Agent may consult with Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in consultation with such counsel and in reasonable reliance on such consultations.

      Section 9.4 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

      Section 9.5 Administrative Agent and Affiliates. With respect to the Commitments and the Loans, the Lender which is an affiliate of the Administrative Agent shall have the same rights and powers hereunder as any other Lender and the Administrative Agent and affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with the Administrative Agent and without any obligation to account therefor.

      Section 9.6 Responsibility of the Administrative Agent and the Issuing Bank. The duties and obligations of the Administrative Agent and the Issuing Bank under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent and the Issuing Bank shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent and the Issuing Bank shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Lender and the Issuing Bank with copies of such documents received from the Borrower as such Lender and the Issuing Bank may reasonably request.

      Section 9.7 Security Documents. The Administrative Agent is hereby authorized to act on behalf of the Lenders, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Administrative Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interest, except in compliance with Section 11.12 hereof.

      Section 9.8 Action by the Administrative Agent and the Issuing Bank.

            (a) The Administrative Agent and the Issuing Bank shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent or the Issuing Bank, as applicable, shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the Majority Lenders (or, where expressly required, all the Lenders) unless time is of the essence. The Administrative Agent and the Issuing Bank shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

            (b) The Administrative Agent and the Issuing Bank shall not be liable to the Lenders or to any Lender or the Borrower or any of the Borrower's Subsidiaries in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders (or, where expressly required, all the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. The

Administrative Agent and the Issuing Bank shall not be obligated to take any action which is contrary to law or which would in the Administrative Agent's reasonable opinion subject the Administrative Agent to liability.

      Section 9.9 Notice of Default or Event of Default. In the event that the Administrative Agent, any Lender or the Issuing Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent, such Lender or the Issuing Bank shall promptly notify the Lenders, the Administrative Agent and the Issuing Bank, as applicable (provided failure to give such notice shall not result in any liability on the part of such Lender, the Administrative Agent or the Issuing Bank), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, any Lender or the Issuing Bank, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

      Section 9.10 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

            (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

            (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or
(ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document;

            (c) To any Lender or Lenders, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

            (d) To any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

      Section 9.11 Indemnification. The Lenders agree to indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios and the Issuing Bank, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent and the Issuing Bank in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent and the Issuing Bank under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent, the Syndication Agent, the Documentation Agent, Co-Documentation Agent and the Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such Person as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

      Section 9.12 Credit Decision. Each Lender represents and warrants to each other and to the Administrative Agent that:

            (a) In making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Lenders); and

            (b) So long as any portion of the Loans remains outstanding or such Lender has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the Collateral and of the financial condition and affairs of the Borrower.

      Section 9.13 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Borrower and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which appointment shall, prior to a Default, be subject to the consent of the Borrower, acting reasonably. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gave notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Such appointment shall, prior to a Default, be subject to the consent of the Borrower, acting reasonably. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      Section 9.14 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

      Section 9.15 Agents. Neither the Documentation Agent nor the Co-Documentation Agent shall have any duties or obligations under this Agreement or the other Loan Documents in their capacities as Documentation Agents.


                                  ARTICLE 10

            Change in Circumstances Affecting Eurodollar Advances

      Section 10.1 Eurodollar Basis Determination Inadequate or Unfair. If with respect to any proposed Eurodollar Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such type of Eurodollar Advances shall be suspended.

      Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in
Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of such Lender's portion of each affected Eurodollar Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund its portion of such Eurodollar Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected Eurodollar Advances to such day. Concurrently with repaying such portion of each affected Eurodollar Advance, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

      Section 10.3 Increased Costs.

            (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement
Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (1) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make its portion of Eurodollar Advances, or its portion of existing Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its portion of Eurodollar Advances or its obligation to make its portion of Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender); or

                  (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such Eurodollar Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, on the earlier of a date within ten (10) days after demand by such Lender or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

            (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full such Lender's portion of the then outstanding Eurodollar Advances, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such portion of Eurodollar Advances the Borrower may borrow a Base Rate Advance, or a Eurodollar Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

      Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make its portion of any type of Eurodollar Advance, or requiring such Lender's portion of Eurodollar Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of Eurodollar Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.

                                  ARTICLE 11

                                Miscellaneous

      Section 11.1 Notices.

            (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (New York, New York time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)     If to the Borrower, to it at:

                  Metrocall, Inc.
                  6677 Richmond Highway
                  Alexandria, Virginia 22306
                  Attn: Vincent D. Kelly
                  Telecopy No.: (703) 768-3958

                  with a copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C. 20037-1420
                  Attn:  Thomas W. White, Esq.
                  Telecopy No.: (202) 663-6363

            (ii)  If to the Administrative Agent, to it at:

                  Toronto Dominion (Texas), Inc.
                  909 Fannin, Suite 1700
                  Houston, Texas  77010
                  Attn: Jeff Lents
                  Telecopy No.: (713) 951-9921
                  with a copy to:

                  TD Securities (USA) Inc.
                  31 West 52nd Street
                  New York, New York 10019-6101
                  Attn:  Amy Josephson
                  Telecopy No.: (212) 827-7261

                  with an additional copy to:

                  Powell, Goldstein, Frazer & Murphy LLP
                  Sixteenth Floor
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attn:  Cindy A. Brazell, Esq.
                  Telecopy No.:  (404) 572-6999

                  (iii) If to the Lenders, to them at the addresses set forth beside their names on Schedule 3 hereto.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof and the failure to provide such copies shall not affect the validity of the notice given to the primary recipient.

            (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' prior written notice of such change to the other parties.

      Section 11.2 Expenses. The Borrower will promptly pay, or reimburse:

            (a) all out-of-pocket expenses of the Administrative Agent, the Issuing Bank, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the fees and disbursements of Powell, Goldstein, Frazer & Murphy, special counsel for the Administrative Agent;

            (b) all out-of-pocket expenses of the Administrative Agent, the Issuing Bank, the Syndication Agent, the Documentation Agent and Co-Documentation Agent in connection with the restructuring and "work out" of the transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent, the Lenders and the Issuing Bank, or any of them, relating to this Agreement or the other Loan Documents, including, but not limited to, the fees and disbursements of any experts, agents or consultants and of special counsel for the Administrative Agent; and

            (c) all out-of-pocket costs and expenses of obtaining performance under this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include fees and out-of-pocket expenses of counsel for the Administrative Agent, the Issuing Bank, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent and the Lenders.

      Section 11.3 Waivers. The rights and remedies of the Administrative Agent , the Lenders and the Issuing Bank under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Lenders, the Lenders and the Issuing Bank, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent, the Lenders and the Issuing Bank expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance or the Issuing Bank decides to issue any Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders and the Issuing Bank, respectively, shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance, or by the Issuing Bank to issue any further Letter of Credit, respectively, or preclude the Lenders, the Administrative Agent or the Issuing Bank from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, the Majority Lenders and the Issuing Bank, or any of them, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

      Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent, each of the Lenders and the Issuing Bank is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender, the Administrative Agent or the Issuing Bank, to or for the credit or the account of the Borrower or any of its Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Lenders, the Administrative Agent and the Issuing Bank, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether
(a) any Lender, the Administrative Agent or the Issuing Bank, as applicable, shall have made any demand hereunder or (b) any Lender, the Administrative Agent or the Issuing Bank, as applicable, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by
Section 8.2 and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent with the consent of the Lenders, each Lender or the Issuing Bank holding deposits of the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

      Section 11.5 Assignment.

            (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender.

            (b) Each Lender may sell assignments or participations of one hundred percent (100%) of its interests hereunder to (A) one or more affiliates of such Lender, or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank without limitation.

            (c) Each of the Lenders may at any time enter into assignment agreements or participations with one or more other Lenders or other Persons pursuant to which such Lender may assign or participate its interests under this Agreement and the other Loan Documents, including its interest in any particular Advance or portion thereof, provided, that all assignments and participations (other than assignments to another Lender, which may be made without limitation, whether as to dollar amount or otherwise, so long as, if such assignment takes place after the occurrence of an Event of Default such assignment is made with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and other assignments and participations described in
Section 11.5(b) which may be made without any limitation whatsoever) shall be in minimum principal amounts of $5,000,000, and shall be subject to the following additional terms and conditions:

                (i) No assignment shall be sold without the prior consent of the Administrative Agent and, prior to the occurrence of an Event of Default, the consent of the Borrower, which consents shall not be unreasonably withheld;

               (ii) Any Person purchasing a participation or an assignment of any portion of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof);

              (iii) Assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit N attached hereto;

               (iv) An administrative fee of $3,500 shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment hereunder;

                (v) [RESERVED];

               (vi) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the interest rate, increases in the principal amount of the Loans participated in by such participant, decreases in fees, extensions of the Maturity Date or other principal payment date for the Loans or of a scheduled reduction of either Commitment or releases of Collateral or any Subsidiary Guaranty;

              (vii) Each Lender agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of participations in or assignments of its interests hereunder;

             (viii) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

               (ix) No such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

                (x) If applicable, each Lender shall, and shall cause each of its assignees to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's or assignee's position that no withholding by the Borrower or the Administrative Agent for U.S. income tax payable by such Lender or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

            (d) Except as specifically set forth in Section 11.5(c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

            (e) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

            (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

      Section 11.6 Accounting Principles. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to its Net Income, Operating Cash Flow, Senior Debt, Total Debt, Interest Expense, Pro Forma Debt Service, and other such terms shall be deemed to refer to such items of the Borrower and the Restricted Subsidiaries, on a fully consolidated basis.

      Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

      Section 11.8 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Subsidiaries, hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

      Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 11.10 Interest.

            (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

            (b) Notwithstanding the use by the Lenders of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

      Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

      Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders and the Administrative Agent and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of any Commitment, (b) any delay or extension in the terms of repayment of the Loans or any mandatory reductions in either Commitment provided in Sections 2.5 or 2.7 hereof, (c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof without a corresponding payment by the Borrower, (d) any release of any portion of the Collateral for the Loans, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case such release shall require no further approval by the Lenders), (e) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, (f) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders), or (g) any amendment of this Section 11.12, of the definition of Majority Lenders, or of any Section herein to the extent that such Section requires action by all Lenders any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and the Administrative Agent and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative

Agent or the Issuing Bank may be made only by an instrument in writing signed by such affected Person and by each of the Lenders.

      Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

      Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

      Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

      Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by the Administrative Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by any of them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

      Section 11.17 Senior Debt. The Obligations are secured by the Security Documents and are intended by the parties hereto to be senior in right of payment to all other Indebtedness of the Borrower.

      Section 11.18 Obligations Several. The obligations of the Administrative Agent and each of the Lenders hereunder are several, not joint.


                                  ARTICLE 12

                             Waiver of Jury Trial

      Section 12.1 Waiver of Jury Trial. THE BORROWER, FOR ITSELF AND ON BEHALF OF THE SUBSIDIARIES, AND EACH OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS, HEREBY AGREE TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR

PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS
SECTION 12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, the parties hereto have executed this Agreem ent or caused it to be executed by their duly authorized office rs, all as of the day and year first above written.

                              METROCALL, INC., a Delaware corporation


                              By:
                                 --------------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                      ---------------------------------


                                                      FIFTH AMENDED AND RESTATED
                                                                  LOAN AGREEMENT
                                                                 METROCALL, INC.
                                                                Signature Page 1

                              TORONTO DOMINION (TEXAS), INC., as
                              Administrative Agent, and as a Lender


                              By:
                                 --------------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                      ---------------------------------


                                                      FIFTH AMENDED AND RESTATED
                                                                  LOAN AGREEMENT
                                                                 METROCALL, INC.
                                                                Signature Page 2

                              BANK OF AMERICA, N.A., as Documentation
                              Agent and as a Lender


                              By:
                                 --------------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                      ---------------------------------



                                                      FIFTH AMENDED AND RESTATED
                                                                  LOAN AGREEMENT
                                                                 METROCALL, INC.
                                                                Signature Page 3

                              FIRST UNION NATIONAL BANK, as
                              Co-Documentation Agent and as a Lender


                              By:
                                 --------------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                      ---------------------------------





                                                      FIFTH AMENDED AND RESTATED
                                                                  LOAN AGREEMENT
                                                                 METROCALL, INC.
                                                                Signature Page 4

                              FLEET NATIONAL BANK, as Syndication
                              Agent and as a Lender


                              By:
                                 --------------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                      ---------------------------------




                                                      FIFTH AMENDED AND RESTATED
                                                                  LOAN AGREEMENT
                                                                 METROCALL, INC.
                                                                Signature Page 5

                              COMMERCIAL LOAN FUNDING TRUST I, as
                                     Lender


                              By:
                                 --------------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                      ---------------------------------




                                                      FIFTH AMENDED AND RESTATED
                                                                  LOAN AGREEMENT
                                                                 METROCALL, INC.
                                                                Signature Page 6

                              KZH CNC LLC, as Lender


                              By:
                                 --------------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                      ---------------------------------




                                                      FIFTH AMENDED AND RESTATED
                                                                  LOAN AGREEMENT
                                                                 METROCALL, INC.
                                                                Signature Page 7

                              MORGAN STANLEY SENIOR FUNDING, INC., as
                                     Lender


                              By:
                                 --------------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                      ---------------------------------




                                                      FIFTH AMENDED AND RESTATED
                                                                  LOAN AGREEMENT
                                                                 METROCALL, INC.
                                                                Signature Page 8

                              PNC BANK, National Association, as
                                     Lender


                              By:
                                 --------------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                      ---------------------------------




                                                      FIFTH AMENDED AND RESTATED
                                                                  LOAN AGREEMENT
                                                                 METROCALL, INC.
                                                                Signature Page 9